MINERA Y METALURGICA DEL BOLEO, SA DE CV

EL BOLEO PROJECT

DEFINITIVE FEASIBILITY STUDY

PROPOSAL

JUNE 2004

REPORT No: ZAB406

.. .

ZAB406 - BOLEO FEASIBILITY STUDY
METALS	MINERA Y METALURGICA DEL BOLEO, SA DE CV
BATEMAN Engineering Pty Ltd	REVISED PROPOSAL

TABLE OF CONTENTS

1

EXECUTIVE SUMMARY

2

INTRODUCTION

2.1

PROJECT LOCATION

2.2

PROJECT HISTORY

3

DEFINITIVE FEASIBILITY STUDY

3.1

INTRODUCTION

3.2

SCOPE OF PROJECT

3.3

SCOPE OF SERVICES

3.4

DELIVERABLES

3.5

WORK EXCLUDED

3.6

KEY ISSUES AND CONSTRAINTS

3.7

PROPOSED APPROACH

3.7.1

PHASE 1 – DATA COLLECTION AND OPTION STUDY PHASE

3.7.2

PHASE 2 – ENGINEERING PHASE

3.7.3

PHASE 3 - REPORT PREPARATION PHASE

3.7.4

MAJOR REVIEW POINTS

4

STUDY ORGANISATION

4.1

GENERAL

4.2

CONSULTANT SCOPES OF WORK

4.2.1

STUDY MANAGEMENT – BATEMAN

4.2.2

GEOLOGY AND RESOURCE ESTIMATION

4.2.3

GEOTECHNICAL ENGINEERING/HYDROLOGY AND HYDROGEOLOGY

4.2.4

OPEN PIT GEOTECH:

4.2.5

UNDERGROUND MINING GEOTECH:

4.2.6

TAILINGS DISPOSAL GEOTECH:

4.2.7

INFRASTRUCTURE GEOTECH – ON SITE

4.2.8

INFRASTRUCTURE GEOTECH - OFF SITE:

4.2.9

MINING

4.2.10

ENVIRONMENT

4.2.11

METALLURGY

4.2.12

LABORATORY TESTWORK

4.2.13

FLOWSHEET DEVELOPMENT

4.2.14

PROCESS PLANT DESIGN

4.2.15

PROJECT INFRASTRUCTURE REVIEW

4.2.16

ON-SITE INFRASTRUCTURE

4.2.17

WATER SUPPLY

4.2.18

ROADS

4.2.19

SULPHUR HANDLING AND STORAGE

4.2.20

FUEL HANDLING AND STORAGE

4.2.21

SEWAGE AND WASTE DISPOSAL

4.2.22

PLANT AREA DRAINAGE

4.2.23

COMMUNICATIONS

4.2.24

CONSTRUCTION PHASE

.. .

4.2.25

POWER SUPPLY

4.2.26

OFF SITE INFRASTRUCTURE

4.2.27

LOGISTICS REVIEW

4.2.28

MARKETING AND SALES ANALYSIS

4.2.29

LEGAL MATTERS, LEGISLATION AND DUTY

4.2.30

PROJECT IMPLEMENTATION PLAN

4.2.31

CAPITAL COST ESTIMATE

4.2.32

OPERATING COST ESTIMATE

4.2.33

FINANCIAL EVALUATION

4.2.34

PROJECT RISK ANALYSIS

4.2.35

FEASIBILITY STUDY DOCUMENT COMPILATION

4.2.36

FINANCE FACILITATION

4.2.37

EXCLUSIONS

5

MANAGEMENT PROCEDURES

5.1

STUDY MANAGEMENT

5.1.1

AUTHORITY LEVELS

5.1.2

AUDIT TRAILS

5.1.3

INTERFACES AND COMMUNICATIONS

5.1.4

MEETINGS

5.1.5

REPORTING

5.1.6

WORK BREAKDOWN STRUCTURE

5.1.7

COMMON SYSTEMS

5.1.8

OWNERSHIP OF DOCUMENTS

5.2

PROJECT QUALITY PLAN

5.2.1

STUDY QUALITY AUDITS

5.2.2

DOCUMENT CONTROL

5.2.3

CHANGE CONTROL

5.2.4

LANGUAGE

5.3

SAFETY AND ENVIRONMENTAL

5.3.1

SAFETY OVERVIEW

5.3.2

SAFETY PLANS

5.3.3

HAZOP

5.3.4

COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS

5.4

ENGINEERING

5.4.1

DESIGN CRITERIA

5.4.2

STANDARDS, SPECIFICATIONS AND DATA SHEETS

5.4.3

DESIGN REVIEW, VERIFICATION AND VALIDATION

5.5

DRAWING OFFICE

5.5.1

DRAWING OFFICE PROCEDURES

5.6

PROCUREMENT AND CONTRACTING

5.6.1

PROCUREMENT AND CONTRACTING STRATEGY

5.6.2

STUDY PRICING APPROACH

5.6.3

BIDDERS LISTS

5.6.4

COMMERCIAL CONDITIONS

5.6.5

TRANSPORT AND SHIPPING

5.6.6

LONG LEAD ITEMS

5.6.7

PROCUREMENT PLANS

5.7

CONSTRUCTION AND COMMISSIONING

.. .

5.7.1

CONSTRUCTION PHASE APPROACH

5.7.2

SITE ESTABLISHMENT

5.7.3

PERSONNEL ACCESS TO SITE

5.8

PLANNING

5.8.1

STUDY SCHEDULE PROGRESS CONTROL AND REPORTING

5.8.2

PROJECT IMPLEMENTATION PHASE

5.9

COST ESTIMATING

5.9.1

MATERIAL TAKE-OFFS

5.9.2

CAPITAL COSTS

5.9.3

OPERATING COSTS

5.10

COST ENGINEERING

5.10.1

COST CONTROL AND REPORTING

5.11

PROJECT ACCOUNTING

5.11.1

INVOICING AND PAYMENT

5.12

STUDY CLOSE-OUT

6

STUDY TEAM

6.1

STRUCTURE

7

STUDY SCHEDULE

7.1

STUDY PHASES AND REVIEWS

7.2

MAJOR MILESTONES

7.3

CRITICAL PATH

8

COMMERCIAL

8.1

BUDGET ESTIMATE – DEFINITIVE FEASIBILITY STUDY

8.2

REIMBURSEMENT

8.3

SCHEDULE OF RATES

8.4

TERMS AND CONDITIONS OF ENGAGEMENT

8.5

VALIDITY

8.6

TAXES

8.7

LIMITATIONS STATEMENT

8.8

FINANCE FACILITATION

9

APPENDIX – DETAILED BREAKDOWN OF BUDGET ESTIMATE

10

APPENDIX – DRAFT SCHEDULE OF WORK PROGRAM

11

APPENDIX – PROPOSED TERMS & CONDITIONS OF CONTRACT

12

APPENDIX – TYPICAL LIMITATION STATEMENT

13

APPENDIX- FINANCE FACILITATION CAPABILITY & RELEVANT COPPER & BASE METAL PROJECTS.

.. .

List of Figures

Figure 1 - Project Location

Figure 2 – Organisation Chart

Figure 3 – Preliminary Study Cashflow (US$)

List of Tables

Table 1 - Boleo Mining History

Table 2 – Consultants

Table 3 – Budget Estimate Summary (US$)

Table 4 – Schedule of Rates

Addenda

Study Implementation Plan – ZAB406-00012

1

EXECUTIVE SUMMARY

This Proposal sets out to define the work that is required to undertake a Definitive Feasibility Study (DFS) for the development of the Boleo Copper Cobalt Project (the Project) in Baja California Sur, a State of Mexico.

The document was prepared by BATEMAN, with input from a number of specialist Consultants in the following areas:

•

Environmental

•

Geology

•

Mining

•

Geotechnical Engineering

•

Infrastructure

•

Logistics

Upon commencement of the DFS, selection of the Consultants will take place based on the strength of their relevant experience and expertise.  The Consultants will work with BATEMAN to undertake the DFS, which BATEMAN will manage.  BATEMAN will also be responsible for mineral processing aspects of the study.  First Goldwater Resources (FGR), and their subsidiary Minera y Metalurgica del Boleo (MMB) will play a role in the Study via the involvement of certain key resources in co-ordination roles in Environmental, Geology & Mining and a consultation role in mineral processing.

As currently envisaged the Project will produce approximately 45,000 tpa of copper cathode.  The nature of the cobalt and zinc products is not yet finalised and will depend upon the findings of some early metallurgical testwork, which has the potential to greatly enhance the overall Project economic outlook. A fallback position is likely to be the production of intermediate sulphate products, requiring further upgrade elsewhere.

The DFS will cover aspects of the Project including geology and mining, geotechnical investigations and engineering, metallurgical testwork, mineral processing, infrastructure, logistics and environmental studies.

The Project has a number of unique factors that drive the scope of the Study and influence the manner in which it will be undertaken.  These include:

•

The fact that a new, more simplified, process flowsheet has been developed in an effort to improve the Project's economic outlook.  The existing metallurgical testwork database was focused on validating the earlier more complex flowsheet, hence further batch and pilot test work is required to prove the new flowsheet.  (Note that a major assumption which affects both the Study Budget and Schedule is that the Process Development will proceed smoothly without significant changes of direction being required.)

•

The fact that the Project contemplates using seawater as process water in the 'front end' of the flowsheet as a result of an absence of a reliable fresh water source and the exorbitant cost of producing large volumes of desalinated and demineralised water.

•

The fact that the plant throughput and, more importantly, the 'product type and mix' is not yet defined.  It is generally believed at this early stage that it is not economically viable or appropriate to produce three different metals on site.  The requirement to produce copper cathode on site is taken as given but intermediate product forms (eg sulphates) for the Cobalt and the Zinc may be more applicable given the proportions of these metals in the plant feed.

•

The fact that there is no reliable source of power to the Project readily available.  This requires that all power requirements be catered for in the DFS through a combination of co-generation and the use of standby generators.

•

The fact that the current concepts for the Port facility are very capital intensive and that an options study is required at an early stage in the program to explore more cost effective solutions before final concepts can be fixed.

•

The requirement that all sulphuric acid used on site will have to be produced in an on-site acid producing facility, using either sulphur or pyrite as the raw material.  Both the sulphur and the pyrite will need to be imported by sea.  As the choice of input material has not yet been determined an options study is required at an early stage in the program before the final concept can be fixed. Clearly this decision impacts the nature of the Port facility, and the size, nature and cost of the Acid Plant.

•

The fact that a novel underground mining method has been proposed in an effort to improve the Project economics and increase mining selectivity.   The method employs mechanised mining equipment and techniques but is as yet untested on this particular ore type, requiring that a test mining exercise be carried out as part of the DFS.

•

The fact that the Project Resource interfaces with a proclaimed Mexican National Reserve.  The area to the north of the nearby town of Santa Rosalia has been proclaimed a Nature Reserve by the Mexican Government and although the Boleo Property is geographically situated within the Reserve, it was released from the Reserve as an Act of Government in 1991.

•

The fact that the Project will be developed in a seismically active area. This has implications for the design standards used in the engineering design and will impact the mining strategy.

Having regard for these and other features of the Project, an approach to the Study has been developed that defines the work in three phases:

•

Phase 1 – Data Collection and Options Study Phase.  This essentially involves environmental base line studies, geological drilling (if required), geotechnical drilling, bulk sampling, metallurgical testing and flowsheet development and the option studies relating to the Port and the Sulphuric Acid production.  At the end of Phase 1, the Project development concepts would be fixed.  Phase 1 has a duration of around 6 months.

•

Phase 2 – Engineering Design Phase.  This phase is essentially a production exercise, where the Project facilities are designed and quantified prior to cost estimating.  Phase 2 has a duration of around 4 months.

.. .

•

Phase 3 – Report Preparation Phase.  This phase involves cost estimating, financial analysis and report writing, editing and publishing of the DFS.  Phase 3 has a duration of around 4 months.

Based on a start date of 15th July 2004, the draft DFS report could be completed by the end of July 2005.  The critical path lies through the recovery of representative bulk samples, which are required for metallurgical testwork to determine processing performance, and tailings testwork to determine thickening characteristics.  This is followed by the Pilot Plant campaign and the generation of the Process Design Package which serves as the kick-off point for the Engineering Disciplines.  This is followed in turn by the Estimating activities followed by production of the Study Documentation.

Although not on the critical path, the success or otherwise of test mining exercise becomes critical to the plan.

BATEMAN have offered a Budget Price of US$6 365 220 (six million, three hundred and sixty five thousand, two hundred and twenty dollars US) as detailed in Section 8 of this Proposal.  This price is based on the currently defined scope of work and clarifications.  (Note that a major assumption in producing this Budget Estimate is that the process development will proceed smoothly without significant changes of direction being required.)

Management Procedures for use in the Study have been prepared and are provided as a separately bound addendum to this Proposal.  The Management Procedures can be found in the Study Implementation Plan (DMS Document no. ZAB406-00012).

BATEMAN and the core Consultants are all available and ready to mobilise for an early July start to the DFS program to ensure final completion of the Study by the end of September 2005.

.. .

2

INTRODUCTION

The Boleo Copper Cobalt Project has been extensively studied and evaluated by others over the last 20 years.

These studies utilised complex metallurgical flowsheets and processing methods to extract the copper, zinc and cobalt from the resource.  This, and other difficult engineering aspects, led to the Project being considered economically sub-marginal and interest was suspended in the Project for a period during which Optimum Project Services Ltd (Optimum) acquired the Project from International Curator Resources (ICR).

In the third quarter of 2001, a Pre-Feasibility Study was prepared by BATEMAN Engineering Pty Ltd (BATEMAN), for Optimum, simplifying the process flowsheet and reducing the capital and operating costs.  This work was successfully completed in March 2002 and, although largely a 'desk-top' exercise, achieved its objectives of improving the economic outlook for the Project.

A Definitive Feasibility Study (DFS) is now required to be completed for the Project.  If the Project exhibits satisfactory economic viability, the DFS will be used as the basis for acquiring equity partnership or raising project finance.

In the interim, the ownership of the Boleo asset has changed and now resides with a public company listed on the Vancouver Stock Exchange called First Goldwater Resources (FGR) through its 100% owned Mexican subsidiary, Minera y Metalurgica del Boleo SA de CV (MMB).  MMB will be the vehicle through which further project development takes place.

FGR, through MMB, have requested that BATEMAN submit a document outlining the methodology, resourcing, cost and duration of the proposed study.  In compiling this submission, BATEMAN is pleased to assist MMB realise the full potential of the Boleo Project through the following endeavours:

*

Provision of a detailed scope of works, itemised budget estimate and a schedule for the execution of the DFS;

*

The provision of key BATEMAN resources to execute the Study with a team experienced in copper/zinc/cobalt extraction plant design;

*

Identification of specialist expertise for consultation in particular areas of the Project;

*

Provision of budget estimates for the review and revision of current concepts and designs by those specialist Consultants;

*

A commercial approach that demonstrates our commitment to the Boleo Copper Cobalt Project through the feasibility study and into the implementation of this project.

The Boleo DFS implementation will largely be co-ordinated from the BATEMAN Brisbane offices and will involve the efforts of a wide variety of Consultants and client team members from around the world.

.. .

2.1

PROJECT LOCATION

The Boleo property is located on the east coast of the State of Baja California Sur in Mexico -  adjacent to the town of Santa Rosalia.  Santa Rosalia has a population of about 10,000 people and services a large fishing fleet, fish processing facility and two open pit gypsum mines.  One of the gypsum mines is located about 6km north of the town and other 20km to the south, on a small island adjacent to the Baja.   The proposed plant site is approximately 5km to the north of Santa Rosalia.

Refer to the location plan below.

Hermosillo
Sahuaripa
Punta Prieta
Bahía de los Ángeles
Sonora River
Rosarito
El Barril
CHIHUAHUA
BAJA CALIFORNIA
SONORA
El Arco
Empalme
SIERRA MADRE OCCIDENTAL
Guaymas
Rosario
Bahía Tortugas
DESIERTO DE VIZCAINO
Yaqui River
Ciudad Obregón
Santa Rosalía
San Ignacio
MEXICO
Navojoa
Mulegé
Huatabampo
BAJA CALIFORNIA
El Fuerte
Fuerte River
Boca del Melgoita
San Isidro
Loreto
SINALOA
Los Mochis
Guasave
Guamúchil
BAJA CALIFORNIA SUR
Ciudad Insurgentes
Ciudad Constitución
Navolato
2798 m
San Hilario
La Paz
PACIFIC OCEAN
© 1988-1997 Microsoft and/or its suppliers. All rights reserved.

Figure  - Project Location

2.2

PROJECT HISTORY

The Boleo district has been a large producer of copper for over 100 years.  Estimates suggest that in total almost 19 million tonnes of ore were mined and treated from the various mines at a grade of about 4% copper and an unknown cobalt content.  Production figures from the French company, Compagnie du Boleo indicate that just over 13 million tonnes averaging 4.8% copper were sent to the smelter between 1886 and 1947.  In 1948, the Mexican government took control of the property and modest mining by independent Mexican miners took place intermittently up to about 1985.

.. .

During the period 1964-1972, the Mexican government also adopted a leach-precipitation-flotation plant with limited success. As part of their strategy to encourage foreign investment, the Mexican government adopted a new Mining Law in 1991. One of the results of the new Mining Law was the release of the Boleo Property from the Mexican National Reserve.  The property was acquired by Terratech Environmental Corporation in 1991 and in early 1992, a purchase option agreement was entered into with International Curator Resources Limited.

These activities are summarised in the table below.

Table  - Boleo Mining History

Date	Activity
1868-1885	Mexican Miners mined 60,000 t of 24% Cu oxide ore.
1885-1953	Compagnie du Boleo mined 14.4 million t ore at 4.8% copper.
1922	Original Blast Furnaces replaced by Reverb & Converters
1953-1985	CMSR mined & smelted 1.8 million t at 3.5% Cu.
1962-1972	CMSR processed 3 million tonnes of dumps through the Leach-Precipitation-Flotation plant at 2% Cu.
1993	International Curator exploration activities commenced.

A Pre-Feasibility Study was completed in 1997 by Fluor Daniel Wright (FDW) on behalf of International Curator Resources Ltd (ICR).

The FDW study detailed the development of a complex process flowsheet to produce copper, zinc and cobalt from the resource.  This, and other difficult engineering aspects, led to the Project being considered economically sub-marginal and interest was suspended in the Project.  Curator was unable to raise money for the development work leading to suspension of the Project.   Due to lack of [contractual] performance by ICR, the Project reverted to Terratech Environmental Corporation in March 2001.  Terratech Environmental Corporation thereby acquired 100% interest in Mintec.

In the third quarter of 2001, Mintec retained BATEMAN to conduct a rework of the process aspects based on a simpler process flowsheet with the aim of reducing the capital and operating costs and project risks.  A Pre-Feasibility Study was subsequently prepared by BATEMAN for Optimum Project Services Ltd (Optimum) simplifying the process flowsheet and reducing the capital and operating costs.  This work was successfully completed in March 2002 and achieved its objectives of improving the economic outlook for the Project.

In the interim, the ownership of the Boleo asset has changed and now resides with a public company listed on the Vancouver Stock Exchange called First Goldwater Resources (FGR) through their 100% owned Mexican subsidiary, Minera y Metalurgica del Boleo SA de CV (MMB).

.. .

3

DEFINITIVE FEASIBILITY STUDY

3.1

INTRODUCTION

The primary objective of the Study is to produce a definitive feasibility study which, for the purposes of this document, means that all material aspects of the Project will be considered to a level that would allow banking institutions to base investment decisions on the Project.

In essence, the feasibility study documentation will demonstrate whether the Project is feasible, and if not, will highlight the fatal flaws.  In the absence of any fatal flaws, the feasibility study report will:

•

Describe the extent of an economic resource assessed to JORC (Joint Ore Reserve Committee of the AusIMM) standards or their Canadian Equivalent.

•

Consider the following aspects of the Project and describe a viable strategy for each:

-

Mining;

-

Mineral Processing;

-

Tailings Deposition;

-

Infrastructure, including energy supplies, water supplies, transport and logistics; labour and accommodation;

-

Land tenure, mineral leases, permitting and licensing;

-

Environmental and socio-economic impact;

-

Project Development Plan

•

Estimate capital and operating costs for the Project to an accuracy of -5% +15%.

•

Provide input into a financial analysis of the Project (conducted by others).

•

Highlight the significant risks and outline mitigation strategies.

BATEMAN will sign off on the Definitive Feasibility Study and will execute the Scope of Work through:

*

A combination of direct provision of services, and

*

The management of services by third party Consultants.

BATEMAN Proposes to execute the Study from the established Brisbane office located at Level 8, 301 Coronation Drive, Milton, Brisbane, Queensland, Australia.  The Boleo DFS implementation will largely be co-ordinated from the BATEMAN Brisbane offices and will involve the efforts of a wide variety of Consultants and client team members from around the world.  The office is fully serviced and resourced to a level commensurate with that required of a leading edge engineering design and construction company.

The office is located within a short walk of both short and long-term accommodation suitable for MMB, BATEMAN and consultant personnel who may be required to visit Brisbane during the course of the study.  In addition it is likely that MMB will take out a long-term lease on an apartment in the Zona Rosa area of Mexico City which will be used by Study personnel when in Mexico City.

.. .

This section defines the Project scope and the services to be provided by BATEMAN as well as any services specifically excluded from BATEMAN's scope.

3.2

SCOPE OF PROJECT

The ultimate development concepts of the Project will evolve through the course of undertaking the DFS, however, for the purposes of planning, the scope of work most likely to be included as the Project Base Case envisages a greenfields development that involves:

•

Mining of the Boleo Copper Cobalt deposits in Baja California Sur, Mexico and processing the mined ore on site to produce 45 000 tpa of copper cathode and intermediate products of cobalt and zinc.

•

An underground mining operation employing mechanised mining methods and equipment to produce around 2.2 million tpa of oxide ore as plant feed.

•

A Processing Plant Facility, assumed to be located at the Cementario Site. The Processing Plant will most likely comprise an atmospheric leach followed by neutralisation, CCD, Copper SX and EW circuits.  The remainder of the circuit will be dictated by the nature of the cobalt and zinc products required, which may be in the form of intermediate sulphates.    The main plant outputs are the copper cathodes, possible intermediate forms of cobalt and zinc and the tailings.

•

Final product handling and storage prior to shipping. (The requirements here will be determined largely by the decision regarding final product forms for the cobalt & zinc.)

•

Tailings handling and disposal systems.  The Boleo Creek area, situated in close proximity to the Processing Plant, has been earmarked as the tailings disposal site.  The suitability of this site will need to be verified from an environmental and geotechnical perspective.

•

Reagent handling & storage systems including a Sulphuric Acid Plant, a possible Hydrogen Sulphide Plant, limestone, quicklime, flocculants, diesel and other plant reagents.

•

Power supply systems to supply around 40-50 MW to the Project, which could come from a combination of co-generation and the use of diesel generator sets.

•

Water supply systems, which currently envisage the use of seawater for process water in some of the Processing steps and the production of potable water through the employment of desalination and demineralisation plant.  There are no local river systems or aquifers available to the Project.

•

Possible upgrading of some existing roads and the establishment of other new roads including the site access road.

•

Investigation of alternatives to the currently proposed new wharf and berthing system to accommodate Handymax size ships (60,000 tonnes).  The ships deliver supplies and reagents to the Project, and transport copper cathode & intermediate forms of cobalt & zinc to overseas destinations. The current proposal is reportedly too capital intensive.

•

Construction Camp and Temporary facilities.  The permanent operational workforce will be drawn from, and be housed in, the local town of Santa Rosalia.

.. .

3.3

SCOPE OF SERVICES

The STUDY, which will set out to achieve the objectives outlined in 3.2, will be managed by BATEMAN and will involve the provision of the following services:

•

Overall planning, management, co-ordination and reporting of the study.

•

Confirmation that relevant mineral leases, land ownership, tenure and rights of access are properly in place to meet the long-term requirements of the Project.  The required documentation evidencing the leases etc., will be provided to BATEMAN by MMB.

•

Support from BATEMAN and other Consultants as required in negotiations undertaken by MMB with the relevant authorities, taken to the point that approvals are in place for the development of the Project.

•

Socio-economic and environmental studies.

•

Collection of survey data for the Project area to meet the needs of the study.

•

Infill drilling, if required, and associated sampling and assaying.

•

Geological and resource evaluation, including resource modelling and estimation to Joint Ore Reserves Committee of the AusIMM (JORC) standards or the Canadian equivalent.

•

Mining studies including mine design, mine planning, production scheduling and equipment selection.

•

Geotechnical evaluation of the Project area, particularly in the vicinity of the processing plants and connecting facilities as well as the tailings disposal area.

•

Hydro geological and hydrological evaluation of the Project area.

•

Metallurgical testing to facilitate process flowsheet development, production of a tailings sample and selection of materials of construction.

•

Logistical studies related to the movement of materials, products and equipment in and around the Project facilities including:

-

Transport strategies,

-

Heavy lift / over-dimensional chartering and haulage,

-

Sourcing of and transportation to the plant site of all reagents,

-

Storage requirements on site for all the reagents,

-

Transportation of copper cathode and cobalt and zinc intermediate products to market,

-

Sourcing of and transportation to the plant site of all consumables,

-

Customs, quarantine and port clearances.

•

Engineering studies and designs:

-

Processing Plant site confirmation,

-

Design of the Processing Plants and associated materials handling requirements,

-

Design of the tailings disposal and storage systems.

•

Infrastructure and Utilities review and designs including:

-

sulphuric acid generation,

-

reagent supply and handling systems,

-

power supply,

-

water supply,

-

wharf systems,

-

transport systems including roads,

-

stores, buildings, laboratories, workshops,

-

temporary construction facilities and temporary camp.

.. .

•

Development of a detailed Project Implementation Plan (PIP).

•

Estimation of capital and operating costs for the Project.  Costs will be estimated to an accuracy of – 5% + 15%.

•

Financial Modelling.  (To be conducted by others.)

•

Delivery to MMB of all relevant study deliverables including the Study Report.

3.4

DELIVERABLES

The ultimate deliverable of the DFS will be the Feasibility Study Report, which will present the Study findings in a logically sequenced, succinct document set, with referenced appendices and a set of indexed back-up data that supports the Study outcomes.  The Feasibility Study Report will be a multiple volume set comprising the following major sections:

•

Executive Summary

•

Geology and Mineral Resources

•

Geotechnical Assessment, Waste and Water

•

Mining

•

Mineral Processing

•

Infrastructure, Utilities and Services

•

Project Development Plan

•

Project Costs

•

Environmental

•

Legal and Permitting

•

Product Marketing

•

Financial

The supporting documentation includes the following:

•

Design criteria;

•

Sketches, drawings, plans and maps;

•

Engineering documentation including specifications and data sheets for major disciplines and areas of work;

•

Equipment list, motor list and instrument list;

•

Valve List and Pipeline list;

•

Testwork results and related data;

•

Procurement and Contract information;

•

Capital cost estimate and backup vendor information;

•

Operating cost estimate and backup information;

•

Financial modelling, sensitivity (by others);

•

Risk analysis;

•

Project development schedule;

•

Project Implementation Plan;

•

Major correspondence, documents and reports; and

.. .

•

Internal and External Audit results and reports.

Supporting documentation not specifically included as part of the DFS Report will be retained by BATEMAN and made available for review.

3.5

WORK EXCLUDED

The following work is currently specifically excluded from BATEMAN's scope:

•

Product marketing studies, which, if required will be undertaken by MMB and provided to BATEMAN for inclusion as part of the DFS Report.

•

Financial Modelling & Sensitivity Analysis which will be undertaken by MMB and provided to BATEMAN for inclusion as part of the DFS Report.

•

Test Mining to prove the mining concept.

•

Any work not clearly specified in the Consultants' proposals and this document.

3.6

KEY ISSUES AND CONSTRAINTS

The following are the main issues and constraints that affect the scope and manner in which the feasibility study is conducted:

•

The schedule, which anticipates a start date of early July 2004 and completion of all study activities by 30th September 2005;

•

The level of accuracy required of the Study;

•

The process of obtaining approvals to undertake fieldwork, in particular the getting of metallurgical samples, in the Baja;

•

The fact that a new, more simplified, process flowsheet has been developed in an effort to improve the Project's economic outlook.  The existing metallurgical testwork database was focused on validating the earlier more complex flowsheet, hence further batch and pilot test work is required to prove the new flowsheet.

•

The fact that the plant throughput and more importantly the 'product type and mix' is not yet defined.  It is widely accepted at this early stage that it is not economically viable to produce three different metals on site.  The requirement to produce copper cathode on site is taken as given but intermediate product forms (eg sulphates) for the Cobalt and the Zinc are probably more applicable given the proportions of these metals in the plant feed. This issue requires early resolution.

•

The fact that the Project now contemplates using seawater as process water in the 'front end' of the flowsheet as a result of an absence of a reliable fresh water source and the exorbitant cost of producing large volumes of desalinated and demineralised water.

.. .

•

The fact that there is no reliable source of power to the Project readily available.  This requires that all power requirements be catered for in the DFS through a combination of co-generation and the use of standby generators.

•

The fact that the current concepts for the Port facility are capital intensive and that an options study is required at an early stage in the program to explore more cost effective solutions before final concepts can be fixed.  (The current concept for the Port takes the form of a 700 m long jetty terminating at the 17m depth iso-line.  The facility would be for self-loading and unloading vessels, carrying sulphur, diesel and other raw materials.  Sulphur would subsequently be conveyed to a storage bunker close to the plant site.)

•

The requirement that all sulphuric acid used on site will have to be produced in an on-site acid producing facility, using either sulphur or pyrite as the raw material.  Both the sulphur and the pyrite will need to be imported by sea.  As the choice of input material has not yet been determined an options study is required at an early stage in the program before the final concept can be fixed. Clearly this decision impacts the nature of the Port facility.

•

The fact that a novel underground mining method has been proposed in an effort to improve the Project economics.   The method employs mechanised mining equipment and techniques but is as yet untested on this particular ore type requiring that a test mining exercise be carried out as part of the DFS.

•

The fact that the Project Resource interfaces with a proclaimed Mexican National Reserve.  The area to the north of the nearby town of Santa Rosalia has been proclaimed a Nature Reserve by the Mexican Government and although the Boleo Property is geographically situated within the Reserve, it was released from the Reserve as an Act of Government in 1991.

Each of the above issues impacts the Study in a different way.  Certain of the issues have considerable bearing on the economic viability of the Project and if not adequately resolved provide significant risk to the further development of the Project.  Early resolution of certain issues and convergence of general approach is therefore critical to the Project schedule being achieved.

.. .

3.7

PROPOSED APPROACH

In addition to the above unique key issues and constraints many of aspects of the Project need to be revisited during the DFS.   In line with this intent, proposals have been solicited from selected Consultants and engineers for specialist disciplines of work covering the following activities:

•

Review the current designs and allowances,

•

Identify inadequacies & sub-optimal proposals and concepts,

•

Conduct options studies & trade-off studies where required (which will include design and costing components),

•

Provide documentation suitable for inclusion in the DFS.

 Having regard for these and other features of the Project, an approach to the Study has been developed that defines the work in three phases:

•

Phase 1 – Data Collection and Options Study Phase.  This essentially involves environmental base line studies, geological drilling (if required), geotechnical drilling, bulk sampling, metallurgical testing and flowsheet development and the option studies relating to the Port and the Sulphuric Acid production.  At the end of Phase 1, the Project development concepts would be fixed.  Phase 1 has a duration of around 6 months,

•

Phase 2 – Engineering Design Phase.  This phase is essentially a production exercise, where the Project facilities are designed and quantified prior to cost estimating.  Phase 2 has a duration of around 4 months.

•

Phase 3 – Report Preparation Phase.  This phase involves cost estimating, financial analysis and report writing, editing and publishing of the DFS.  Phase 3 has a duration of around 4 months.

3.7.1

PHASE 1 – DATA COLLECTION AND OPTION STUDY PHASE

The focus of Phase 1 is to get the field programs underway as early as possible so that the base information that will allow the Study to progress can be gathered.  The priority activities are:

•

To confirm the sites for the main project facilities,

•

To commence the geotechnical drilling programs,

•

To recover a bulk sample of representative ore,

•

To conduct metallurgical and tailings testing,

•

To commence the environmental field program.

The following activities are planned for Phase 1:

•

The DFS will commence with a formal kick-off meeting involving all of the main players immediately after BATEMAN is appointed and contracts are executed by all parties.  The purpose of the kick-off meeting will be to establish a common focus, identify and understand major constraints, confirm the overall project scope, establish and agree major reference data, establish and plan priorities for Phase 1 and confirm overall DFS schedule.  It is recommended that major reference maps providing details of the Boleo tenements are made available prior to kick-off.  It is proposed that the kick-off meeting be held in Mexico City followed by site inspections / briefings (if required) and commencement of the Phase 1 work.  The kick-off meeting, detailed team briefings and site visit will involve the core team and others as required and approved.

•

Source and obtain all existing project information not obtained prior to kick-off including:

-

Existing survey data

-

Previous drilling information

-

Previous sampling and assay logs

-

Legislation procedures

-

Access procedures

-

Lease information

-

All data from previous studies

•

Call tenders and award contracts for:

-

Site survey (both ground and aerial) – if required

-

Drilling contractor  - Geotechnical Drilling

-

Laboratory and pilot testwork.

-

Site Infrastructure Review and Options Study

•

On the basis of the sites selected, plan a geotechnical drilling program and commence fieldwork.  Appoint a Geotechnical Consultant, undertake geotechnical evaluation studies and commence supplying geotechnical design information to the engineers for incorporation into designs for the Project facilities.

•

Commence resource modelling and mine planning.

•

On the basis of previous drilling programs obtain representative (approximately 45 tonnes of Manto #3 and 5 tonnes of Manto #1 High Acid Consuming Ore) bulk samples of ore from the orebody and arrange to ship the ore to an offshore laboratory for testing.

•

Carry out the metallurgical testwork program including bench scale, variability and pilot plant operation on which to base the process plant design criteria.  (Note that a major assumption which affects both the Study Budget and Schedule is that the Process Development will proceed smoothly without significant changes of direction being required.)

•

Prepare the process design for the processing plant and develop plant design criteria, flowsheets and mass and energy balance.

•

Following the completion of metallurgical testing, carry out testing of tailings materials for the purposes of CCD and thickener design and to determine deposition characteristics and performance.

•

Complete a water balance for the Project.

•

Commence the environmental investigation program as soon as possible.   The majority of the on-site work is expected to be environmental in nature.  The numerous baseline and socio-economic studies may require several visits by the sub consultant.  The baseline studies are understood to be 70% completed to the standard required for the EIS.

.. .

•

Appoint an Environmental Consultant. The Consultant needs to become familiar with the data and procedures being used to gather the data.  The environmental work must comply with World Bank criteria.  Sign-off is thus required by a credible, registered person or organisation.

A 3-week rolling horizon based upon the key dates will be used to establish clear lines of communications for the collection and passage of information.  This will be vital to the start-up of the field investigations and options studies, to ensure adequate data flows through for the continuing phases of the work in a seamless process.

3.7.2

PHASE 2 – ENGINEERING PHASE

This phase commences at the point that the main body of data has been collected from the field, laboratory and pilot plant testwork is essentially complete, the overall project development concepts have been established, and process flowsheet has been frozen.

This phase is essentially a production exercise, in which the design of the facilities is undertaken, in sufficient detail to compile and support the estimates at the required level of accuracy and to demonstrate project viability.

In undertaking the work, BATEMAN will manage the process in order to:

•

Provide a safe operating environment.

•

Provide facilities that are fit for purpose.

•

Deliver value for money.

The main activities planned for this phase are:

•

Complete resource modelling, resource estimation, mine planning and design for the orebody.

•

Complete Process and Engineering Criticality Analyses before undertaking engineering design.

•

Complete engineering design and plant layouts in sufficient detail for estimating purposes and prepare materials takeoffs in all major areas.

•

Complete or manage via Consultants or vendors the definition or design of major project infrastructure including Port Facilities, Power Supply, Water Supply, Major Roads, Communications, Buildings, Change-house, Laboratory, Security Facilities, Workshops   and Accommodation Facilities.

•

Prepare technical documentation and issue enquiries for all major equipment for the purposes of developing the capital and operating cost estimate.

•

Prepare scopes of work for 'packaged' plants for issue to external specialists for turnkey prices on such items as:

-

Acid Plant

-

Power Station

-

Hydrogen Sulphide Plant

-

Others, as required.

.. .

•

Commence capital and operating cost estimates.

•

Prepare a Project Description document suitable for use as the basis for developing the EIS, if required.

•

Undertake technical audits throughout the design process.

3.7.3

PHASE 3 - REPORT PREPARATION PHASE

During and from the preceding phases, approved data will flow to form the Report Preparation Phase of the study, which incorporates the following activities:

•

Capital and operating cost estimates,

•

Financial analysis – by others,

•

Technical audits,

•

Draft DFS report publication,

•

Report review and editing,

•

Report publication.

The main emphasis will be the final compilation of the estimates and financial analysis, the overall planning for the Implementation stage of the Project together with sign-off and presentation of the draft DFS report by early August 2005, assuming a 15th July 2004 start.

External audits will have been completed and incorporated into the documentation.

3.7.4

MAJOR REVIEW POINTS

A number of major reviews have been scheduled, during which MMB will have the opportunity to conduct a comprehensive review of study direction and progress.  Major reviews have been scheduled to take place around the following dates:

•

30 November 2004, which is approximately mid way through Phase 1 at a time when many of the options studies will have been completed and most of the fieldwork well advanced.

•

2 February 2005, which is timed for the end of Phase 1 at which time most of the fieldwork will have been completed (except environmental), as will metallurgical testing, and the process plant design flowsheet will have been developed along with the Project mass, energy and water balance.

•

End May 2005, which is timed to coincide with the completion of the engineering design phase.

It is proposed that the major reviews can be conducted in either Australia, Mexico City or Vancouver depending upon which location makes the most sense for the participants.  For example the first review should probably take place in Mexico City as it will largely involve Consultants from Mexico or the USA.  Reviews 2 and 3 should probably take place in either Brisbane, where the bulk of the documentation will be at that time, but could equally take place in Vancouver where a greater client involvement will be possible.

.. .

4

STUDY ORGANISATION

4.1

GENERAL

While all the unit operations in the new flowsheet utilise known technology and are based on commercially operating plants, the existing test work database was focused on validating the earlier more complex flowsheet, hence further batch and pilot test work is required to prove the new flowsheet.  A batch and pilot test work program for the validation of the proposed DFS has been incorporated in this proposal to be undertaken as part of the Study.

In addition many of the non-Metallurgical aspects of the Project need to be revisited during the DFS.   In line with this intent proposals have been solicited from selected Consultants and engineers for specialist disciplines of work covering the following activities:

•

Review the current designs and allowances,

•

Identify inadequacies & sub-optimal proposals and concepts,

•

Conduct options studies & trade-off studies where required (which will include design and costing components),

•

Provide documentation suitable for inclusion in the DFS.

These non-Metallurgical aspects include:

•

Environmental,

•

Geological,

•

Geotechnical,

•

Mining,

•

Infrastructure, and

•

Logistics.

It can be seen that consultant and contractor input to the Study is a significant proportion of the scope of work and this is reflected in the proportioning of costs – see Section 8 of this report for details.

As part of earlier proposals to Optimum, BATEMAN canvassed pre-qualified major consulting companies in order to identify Consultants that had the expertise and experience required to support BATEMAN during the completion of the DFS.  Potential Consultants were issued with a Consultant's Briefing document and selected supporting project documentation to enable them to prepare proposals.

Subsequent to client discussions in late May 2005 an effort was made to increase the Mexican content of the Study by involving a greater component of Mexican companies.  In early June 2004 additional Consultants were issued with a Consultant's Briefing document and selected supporting project documentation to enable them to prepare proposals.

The following Consultants submitted draft proposals for the elements of the work for which they considered themselves qualified:

• CAM – Mexico City	Environmental
• SRK – Brisbane	Geology, Mining, Geotechnical, Hydro geological, Environmental
• AMDAD – Brisbane	Mining
• III SA de CV – Mexico City	Infrastructure and Logistics Review
• Uhde-Jacobs – Mexico City	Infrastructure and Logistics Review
• Maunsell	Infrastructure and Logistics Review
• AARL – Johannesburg	Process Testwork & Piloting
• Lakefield Oretest - Perth	Process Testwork & Piloting

BATEMAN, with assistance from David Dreisinger, are also conducting discussions with the CSIRO in Perth with a view to getting their input on a potentially critical aspect of the flowsheet. We are currently awaiting an "in principle umbrella commercial/technical proposal" for working together under a non-exclusive arrangement before we proceed with targeted testwork.

Once the Study commences a number of Consultants will be selected to assist with the development of the Study.  The Consultants will be evaluated against the following selection criteria, where applicable:

•

Quality and availability of their team.

•

Experience in copper cobalt projects.

•

Experience in Mexico.

•

Understanding of the Project and the important issues.

•

Flexibility of approach and ability to provide innovative thinking.

•

Ability to work in an integrated team.

•

Charge rates and ultimate cost.

•

Ability to meet the required study timetable.

•

Attitude to responsibility and liability.

It is proposed that these core Consultants will go forward to form the core team to undertake the DFS with BATEMAN after having been approved by MMB.

It is acknowledged that work has been ongoing since the completion of the PFS by ICR and that of BATEMAN in November 2001, and that Mexican and Canadian engineering firms have been involved with ongoing work for the duration that the Project has been under consideration. It is planned to utilise this experience and expertise wherever possible either in a direct manner or supervised by others working under the direction of BATEMAN.

Clearly, a significant amount of work has been conducted on the Project to date and it is proposed to review this work in the Data Review and Options Study Phase referred to as Phase 1.  It is expected that some aspects of the Project will require more work than others however the level of the available documentation and standard of engineering or design on any works carried out to date needs to be assessed against the standards required for a DFS.

A key outcome of the review process will be a clear understanding of what data is held, the reliability and adequacy of the data for the purpose intended, an understanding of what deficiencies exist and of those areas where additional engineering or investigation is required to complete the DFS.

After the initial review period, the Consultants will be required to produce an accurate cost and study schedule for input to the Project Budget and Project Schedule.

Where applicable, site visits will be undertaken but this requirement will be purely needs driven.  Review in certain disciplines may be carried out as a 'desk-top' exercise provided that the appropriate data (electronic or hard copy) can be made available.

The review may involve meetings with selected Consultants and experts currently or previously involved in the Project.  These may include Mexican or Canadian based specialists.

Note that one of the main purposes of Phase 1 is to gain a clear understanding of what data is held, make a judgement on the adequacy of the information for DFS purposes and determine those areas where re-engineering, additional engineering or additional investigation are required with the view to defining a more precise budget and study scope.

The purpose of the work is to enable a more precise budget and study scope to be defined and it is not intended that this stage of work shall be directly for the preparation of the DFS.  It is anticipated that the data collection and review work in Phase 1 would generally be completed within 4-6 weeks of appointing, and contracting with, the appropriate Consultant.  Options studies, should they be required, will flow from this review process.

With that in mind the essential elements of each of the main work package areas are as follows:

4.2

CONSULTANT SCOPES OF WORK

4.2.1

STUDY MANAGEMENT – BATEMAN

The Study program, which incorporates all aspects of the DFS scope, will be managed by BATEMAN whose scope as Study Managers will include:

•

Overall study management including liaison with MMB and all study participants, and co-ordination of study activities.

•

Establishment of the Quality Assurance program for the study.

•

Establishment of the Health and Safety program for the study.

•

Management and co-ordination of the technical audit and review program, focusing on technical and quality aspects.

•

Management of core project documents including a storage and retrieval system for commonly used documents and project data.

.. .

•

Planning and scheduling for the Study including the preparation of the ultimate Project Development Plan based on information provided by the Study participants.

•

Cost engineering for the Study based on information provided by study participants.

•

Procurement activities related to:

-

the appointment of Consultants and contractors employed in the Study; and

-

obtaining tender prices for the purposes of developing the capital and operating cost estimates for the Project.

•

Development and preparation of the capital and operating cost estimates based on quantities and data supplied by the supporting Consultants.

•

Providing data input to the financial model (built and operated by others) for the Project and its associated analysis.

•

Compilation, assembly, review, editing and publication of the final study report.

•

Client reporting on study progress based on information provided by study participants.

•

Project accounting, including invoicing to MMB and payment to Consultants and contractors.

4.2.2

GEOLOGY AND RESOURCE ESTIMATION

For the purposes of this budget estimate it has been assumed that no additional geological resource drilling will be required for DFS purposes.  However, some metallurgical sample collection, involving drilling and some geotechnical drilling is required.

It is further assumed that the geology work will involve an audit of the processes used in deriving the data generated, re-modelling to validate the resource estimates and a check of the variography to ensure drilling has indeed been done to a level appropriate for the reporting of a DFS.  Details of the geology program are presented below:

The Geology and Resource Estimate services will be executed by a competent consultant geologist and will include:

*

Sample preparation techniques and assay methodology;

*

Review of the diamond drill core including logging, recovery, storage, sample selection and data recording (including validation);

*

Review assaying methods and standards used;

*

Review sample preparation;

*

Review of the primary controls on mineralisation and regional/local geology in particular;

*

Review mapping and survey standards utilised;

*

Review variography and geostatistics to ensure reporting or resource estimates meet with JORC standards or the Canadian equivalent;

.. .

*

Validate the resources estimates. This is expected to require generation of an independent model by loading validated data into a geological modelling system  (Note that an Underground Resource Calculation and Review has recently been conducted by Dave Mehner – a Professional Geologist operating out of Vancouver.);

*

Identify sources of material in the region suitable for construction; and

*

Provide recommendations for any further Geological Investigation, if required.

BATEMAN shall provide the following services:

*

Facilitation of Consultants' tender briefing meeting;

*

Assistance in contract formation between MMB and the consultant; (Note that the Consultants shall be contracted directly with MMB.)

*

Interface between geologist and BATEMAN metallurgists to validate representative samples for metallurgical testwork (bench scale & pilot);

*

Supply of operating costs to establish cut-off grade and other process related information to the Consultant Geologist;

*

Commercial and performance management of the Consultant Geologist on behalf of MMB; and

*

Monthly progress review and reporting to MMB.

MMB shall be responsible for:

*

Co-ordination of the Consultant Geologist by the MMB Project Geologist

*

Payment of approved progress claims; and

*

Attending progress and technical review meetings.

4.2.3

GEOTECHNICAL ENGINEERING/HYDROLOGY AND HYDROGEOLOGY

It is understood that insufficient work suitable for a DFS has been undertaken in the past.

Mining of the deposit may involve a combination of open pit (Manto #1) and underground workings (Manto #3) and, perhaps initially, only high grade underground workings in Manto #3.  The scope of work that must be addressed in a Geotechnical Study for Definitive Feasibility purposes has been broken into different domains and includes:

4.2.4

OPEN PIT GEOTECH:

1.

A description of the geotechnical and geological models, identification of the geotechnical domains;

2.

Identification of the kinematically possible slope failure mechanisms incorporating seismicity of the area and hydrogeology aspects;

3.

Deterministic and probabilistic slope stability analyses;

.. .

4.

Recommendations of pit slope designs, slope drainage, drill and blast design;

5.

Comment on excavation techniques, trafficability, comminution characteristics (hardness etc for crushing and grinding) and materials handling characteristics; and

6.

Risk assessment;

7.

Waste Dump design criteria.

4.2.5

UNDERGROUND MINING GEOTECH:

1.

A description of the geotechnical and geological models, identification of the geotechnical domains;

2.

Identification of the kinematically possible slope failure mechanisms incorporating seismicity of the area and hydrogeology aspects;

3.

Comment on excavation techniques, trafficability, comminution characteristics (hardness etc for crushing and grinding) and materials handling characteristics; and

4.

Risk assessment.

4.2.6

TAILINGS DISPOSAL GEOTECH:

1.

Site assessment.  The Boleo Creek is currently proposed as the tailings disposal site.

2.

Site evaluation/analyses.  The Boleo Creek is currently proposed as the tailings disposal site.  As such investigative drilling of at least one site is required.  Allowances have been made for drilling for tailings geotechnical investigation.

3.

Retention dam design.  This work is believed to be incomplete and there is potential to use mine waste materials; and

4.

Hydrogeological assessment with regards to seepage and contaminants entering the ground water systems.  Whilst the region is extremely arid, the EIS must take cognisance of the hydrology and hydrogeology aspects.  The Consultant Geologist would again work with CAM for the data gathering.  Once the data has been gathered, groundwater modelling will be undertaken and close interaction is essential with the environmental scientists for the tailings disposal design.

4.2.7

INFRASTRUCTURE GEOTECH – ON SITE

1.

Footings and foundation engineering for structures;

2.

Geotechnical engineering for site roads, and

3.

Identification of suitable building materials for roads, (if applicable) the rock wall emplacement for the port and concrete construction.

.. .

4.2.8

INFRASTRUCTURE GEOTECH - OFF SITE:

1.

Sulphur conveyance and handling.  Other raw materials and diesel supplied to the Project and their handling/storage; and

2.

Site access roads.

Note that the above work required is for the DFS and is not for construction purposes.

Clearly, only an estimate of cost can be provided at this stage and Phase 1 of the DFS is required to provide better definition.  The work would be performed under the guidance of the Consulting Geologist, using a Mexican company for both the drilling and the subsequent testwork.

4.2.9

MINING

An underground operation producing high-grade ore early in the mine life may improve the Project's economics.  MMB have proposed the use of continuous mining equipment in an underground mining scenario.  The concept has shown promise in addressing access to the high-grade zones of the Boleo deposit. The mining consultant will need to further develop and work with this concept.  Due to the risks inherent in this decision a full scale on-site trial of this method of underground mining is proposed as part of the DFS and will take place in Jan 2005

The development of the mining component of the DFS will include:

*

Conduct a conceptual mining options study to determine the potential for different mining strategies including the incorporation of early underground mining methods.  Underground methods could include decline, adit or shaft entry using continuous miners to recover the ore;

*

Review geotechnical design parameters and cost assumptions for mine optimisation and mine design.  Conceptual designs must be devised and cost models generated;

*

Development of mine design criteria;

*

Review the mineral resources and examine ore geometries and ore types at various cut-offs;

*

Apply mine optimisation methods based on block models generated by the consultant geologist;

*

Prepare mine designs including development and production plans;

*

Prepare mobile equipment schedules and technical specifications for development, production and support equipment;

*

Prepare mining reserve computation and dilution provision;

*

Prepare mining schedules for development and production;

*

Produce capital and operating costs for mining component;

*

Prepare new haul road designs and general mine layout work; and

*

Waste dump design.

.. .

BATEMAN shall provide the following services:

*

Facilitation for Consultants' tender meeting;

*

Assistance in contract formation between MMB and the consultant; (Note that the Consultants shall be contracted directly with MMB.)

*

Commercial and performance management of the consultant on behalf of Mintec;

*

Monthly progress review and reporting;

*

Review of documentation for suitability for inclusion in the final document.

MMB shall be responsible for:

*

Co-ordination of the Consultant Mining Engineer by the MMB Project Geologist;

*

Payment of approved progress claims; and

*

Attending progress and technical review meetings.

4.2.10

ENVIRONMENT

The majority of the on-site work component is expected to be of an environmental nature.  The baseline and socio-economic studies may require several visits to site and prolonged periods of observation and data gathering.  The baseline studies are understood to be 70% completed to the standard required for the EIS. To ensure continuity and efficiency on the Project, Corporacion Ambiental de Mexico (CAM) have been retained to conduct the Environmental Study. They have a long history on the Project.

It is intended that an Environmental Consultant to appointed, probably out of the USA or Canada, with the ability to sign-off on the environmental work conducted by CAM.  The Consultant will need to become familiar with the data and procedures being used to gather the data, and is required to ensure that sign-off formalities and protocols are conducted by a credible, registered person. The environmental work must comply with World Bank criteria.

In addition Manuel Moreno, a Mexico City based Consultant of impeccable reputation will monitor the performance of CAM and assist with the overall environmental strategy and direction.

The development of the environmental component of the DFS will largely be executed from within Mexico and will include:

.. .

*

Completion of the base line study. It was recognised that a majority of the baseline study has already been conducted and it was therefore recommended that the firm previously involved, namely CAM, was best placed to complete this work.

*

CAM & Manuel Moreno would initially review the work done to date and ascertain the remaining work required for the DFS.  The appointed Consultant would work with CAM and Mr. Moreno to complete the Study and sign-off on the end result;

*

Conduct hydrological and hydrogeological studies.  The geotechnical engineers will predominantly carry out these studies.  However, a close interaction is essential with the environmental scientists.  Particular reference must be made to any acid mine drainage issues and net acid generating potential.  This aspect will be undertaken in conjunction with the geotechnical engineering work on ground water.  Note that Golders previously conducted a study of this aspect and considered that there was low potential for the generation of acid generation;

*

Completion of a socio-economic impact assessment;

*

Completion of noise, visuals and dust/emissions reports;

*

Completion of an EIS/EIA suitable for submission to the appropriate authorities and baseline studies in support of the EIA have been deferred until the detailed engineering design of the Project is undertaken;

*

Determine rehabilitation plan and schedule;

*

Mine closure costs;

*

Prepare a preliminary environmental plan.

*

The environmental work must comply with World Bank criteria.

BATEMAN shall provide the following services:

*

Compilation and issue of tenders to selected Consultants, if required, and provide a technical and commercial evaluation of such tenders;

*

Assistance in contract formation between MMB and the consultant;  (Note that the Consultant shall be contracted to MMB.)

*

Commercial and performance management of the consultant on behalf MMB;

*

Monthly progress review reporting;

*

Preview of documentation for suitability for inclusion in the final document.

MMB shall be responsible for:

*

Co-ordination of the Environmental Consultant by the MMB Project Geologist;

*

Payments of approved progress claims; and

*

Attending progress and technical review meetings.

.. .

4.2.11

METALLURGY

BATEMAN will provide the following services:

4.2.12

LABORATORY TESTWORK

*

Development of a metallurgical test work program.  This shall initially include assessment of a number of composites in a batch program preceding the proposed pilot plant program.  The focus of the batch test work program on these composites will be definition of operating parameters for unit operations not previously tested that are now included in the revised flow sheet.  This work will also allow clearer definition of the subsequent pilot plant requirements.

*

The composite of ore for piloting and the batch composites shall be based upon the scheduled results of mining engineering and mine optimisation work to determine the ore mix that can be expected over the life of the Project.  In this way the test work will be conducted on representative ore types and mixes in particular the ore types likely to be encountered during the "initial project payback period'.  Consideration will be given to production of a small number of different composites representing sequential time frames in the mining schedule to allow the plant design to cater for longer term variability in the ore supplied to the plant, and enable decisions to be made as to what design allowances will be made in this area.

A preliminary test work scope has been developed by BATEMAN and D Dreisinger.  This has been costed by two commercial laboratories to provide a basis for the costs presented in this proposal.  The preferred proposal at this stage in the development of the Project is the submission from AARL in Johannesburg, South Africa.  These costs have been updated in Jan 2004 and appear in the Budget Estimate.   For the DFS these budget costs will need to be firmed up and this can only take place once the testwork scope is completely defined.

BATEMAN activities include the following:

*

Compilation and issue of tender for laboratory test work;

*

Technical and commercial evaluation of tenders;

*

Assistance in contract formation between MMB and the service providers;

*

Management, audit and review of metallurgical test work;

*

Compilation and analyses of results; and

*

Reporting for DFS purposes.

.. .

Thereafter a period of flowsheet development will take place, during which a preferred flowsheet is taken forward to the Process Plant Design Phase of the DFS level of definition & engineering.

4.2.13

FLOWSHEET DEVELOPMENT

*

Validation and selection of an appropriate flow sheet;

*

Collate all test work results and formulate preliminary design criteria;

*

Development of mass and heat balances;

*

Document for DFS purposes.

Note that it has been assumed that BATEMAN have reviewed the metallurgy and process engineering sufficiently during the Pre-Feasibility period and that a specialist site visit is not necessary.  The initial site inspection by the BATEMAN Study Manager conducted on 21/22 May 2004 is considered adequate for this purpose.

4.2.14

PROCESS PLANT DESIGN

BATEMAN will undertake the following to an appropriate level of definition & engineering commensurate with a Definitive Feasibility Study:

*

Development of design criteria for the selected flowsheet;

*

Optimise the Product Mix;

*

Develop mass, water and heat balances for the system;

*

Prepare process flow diagrams;

*

Develop a simulation model for the chosen option to confirm process design and aid training;

*

Prepare site layout plans for the chosen option;

*

Plan and co-ordinate geotechnical drilling and test work for the processing plant, process facilities and infrastructure and evaluate results;

*

Prepare preliminary P &ID's, equipment list, equipment data sheets, instrumentation list, piping line list and valve list;

*

Prepare general arrangement drawings, plans, sections and sketches sufficient for estimation of bulk quantities;

*

Estimate I/O and control loops, instrument list and motor list;

*

Prepare a listing of installed power, maximum demand and running loads;

*

Prepare preliminary cable schedules;

*

Prepare technical specifications of all major items of equipment in sufficient detail to obtain estimate accuracy's required;

.. .

*

Estimate first fills as required;

*

Estimate spares including insurance spares;

*

Prepare HV reticulation and tie up with site grid;

*

Allow for plant stormwater drainage;

*

Determine start up and control strategy;

*

Prepare a manning schedule; and

*

Prepare operating consumables quantities.

4.2.15

PROJECT INFRASTRUCTURE REVIEW

Support infrastructure will comply with Mexican standards and shall be provided in line with standard practise in Mexico.  It therefore makes sense to utilise a Mexican Engineering company in this role.

A review of all of the infrastructure facilities required for the production outputs is required. The review will address the adequacy of the following:

*

The design for conditions including seismic and climatic conditions;

*

The capacity of the item under review to meet the production outputs;

*

The work for a DFS, and

*

The cost estimates for the task.

4.2.16

ON-SITE INFRASTRUCTURE

A review shall be conducted of the site selection assessments with respect to revised proposed plant and mining operations.

Planning assumptions for Ancillary Buildings should be reviewed. These include:

•

Guardhouse

•

Warehouse

•

Change-house and canteen

•

Laboratory

•

Plant Maintenance workshop

•

Mine workshop.

In all reviews the costs would be reviewed and updated accordingly. Specific areas of review include:

.. .

4.2.17

WATER SUPPLY

Based on our current understanding of the process, the process water in the first half of the plant flowsheet is expected to be seawater.  Thereafter the process will use fresh water supplied from the desalination plant.  Potable water will also be supplied from the desalination plant.

The seawater and fresh water requirements for the new processing plant flowchart will be provided by BATEMAN.  This will include allowances for return water from tailings dams and requirements for dust control.  Potable and desalinated water estimates will be gained from manning lists and plant demand estimated by the consultant.  Design and documentation for fire and emergency water supply shall be provided.

The designs, costs and allowances for the water supplies will be reviewed, updated and documented.

4.2.18

ROADS

On site road designs shall be assessed for cost estimation, design adequacy and the application of the roads for the duty intended.  The assessment should also include an assessment of the local materials proposed for road construction.  This materials study shall be done in conjunction with the geotechnical engineer.

4.2.19

SULPHUR HANDLING AND STORAGE

Sulphur and raw materials handling and storage systems designs and cost estimates shall be reviewed updated and documented.  These facilities are expected to be retrofitted to the gypsum facility for out-loading gypsum through the port facility.  Refer to 4.9.10 Power Supply for reference to power plant study requirements.

4.2.20

FUEL HANDLING AND STORAGE

Diesel is designed to be stored in 2 x 2,000m3 tanks.  The capacity, design and cost estimation shall be reviewed, updated and documented.

4.2.21

SEWAGE AND WASTE DISPOSAL

The capacity, design and cost estimation shall be reviewed, updated and documented.

4.2.22

PLANT AREA DRAINAGE

The capacity, design and cost estimation of stormwater deviation channels shall be reviewed, updated and documented.

4.2.23

COMMUNICATIONS

Telephone, data transmission and radio communications allowance, designs, costs and technological suitability shall be reviewed with respect to capacity, design and cost updated and documented.

.. .

4.2.24

CONSTRUCTION PHASE

Review on site construction phase requirements including size and cost, temporary facilities and services, concrete batch plant, water and materials supply, maintenance facilities, office and change-rooms, power supply, communications, waste treatment and stores.  Mexican contractors are expected to be utilised.  Approximately 800 to 1,000 personnel will be required to construct the facility.

4.2.25

POWER SUPPLY

The plant power supply will be delivered primarily by co-generated power from the sulphur-burning-acid-plant, but will be supplemented by a diesel operated generating sets. The design calculations for the extent of co-generated power possible from the burning of either sulphur or pyrite need to be reviewed.

4.2.26

OFF SITE INFRASTRUCTURE

Port

The port facility needs a major review.  The current concepts for the Port facility are too capital intensive for the Project to bear and an options study is required at an early stage in the program to explore more cost effective solutions before final concepts can be fixed.  (The current concept for the Port takes the form of a 700 m long jetty terminating at the 17m depth iso-line.  The facility would be for self loading and unloading vessels, carrying sulphur, diesel and other raw materials.  Sulphur would be conveyed to a storage bunker close to the plant site.)

BATEMAN has assumed responsibility for the engineering, design and estimation of the raw materials delivery conveyor system from a discharge point on the pier to the plant storage facilities on site.  BATEMAN Materials Handling specialists are proposed for this work

Several options for transport of the sulphur are likely and these will be evaluated conceptually before undertaking detailed engineering and costing.  Capital cost may be less for some options but operating costs could be more and an economic decision is required to ascertain the best alternative.

The work will include review and update of costs of the port facilities design, construction materials, capacity and cost estimates.

Access Roads to Plant and Site

The work will include review and update of the cost estimates accordingly.

Construction Camp

Although the majority of long term workers will be sourced from the town a construction camp will be required to house the peak levels of manning likely to be seen on site during the construction period.

4.2.27

LOGISTICS REVIEW

The following represents the scope of work for this activity:

Raw materials supply is a key issue in the continuous successful operation of a plant and mining operation dependent upon those supplies.

.. .

The logistics of providing bulk raw materials and consumables to the site need to be assessed as part of a detailed study to verify the operational assumptions and risks associated with current proposals for delivery and storage of these materials on site.  The focus will need to be on interrelationships between infrastructure, capital cost, operating cost and logistics planning.

The Study should take account of usage rates for raw materials, options for delivery of the materials to site including shipment size and frequency, minimum inventory quantities and acceptable risk levels, and the cost associated with delivery and storage of the materials.

The work must include an assessment of the door to door supply chain for materials to be transported and stored on site including:

•

Process for consolidation & shipping of materials, including definition of pack type (dry bulk, liquid bulk, unitised, break bulk, containers);

•

Shipping arrangements – charter, contract of affreightment, liner shipping etc;

•

Materials handling needs;

•

Port site costs;

•

Wharf to mine transport costs;

•

Storage needs, quantities, type;

•

Risk assessment of the supply chain and where applicable

•

Permitting;

•

Governmental clearances;

•

Importation taxes.

The outcomes of the review should be presented in terms of cost per tonne and where applicable a Capex component should be included.  Qualitative assessments need to be made for each logistics system option identified.

The logistics report must present a series of recommendations on the provision of bulk raw materials and consumables to the site for consideration.  Once the delivery and storage requirements for each of the material types has been selected, facilities that meet the approved requirements must be configured for inclusion in the DFS.

Consumption rates of all raw materials will be provided by BATEMAN.

*

BATEMAN proposes to use a Mexican company to undertake the Logistics Review and Study contribution.

.

4.2.28

MARKETING AND SALES ANALYSIS

On the client's instruction BATEMAN has made no allowances for the Marketing and Sales Analysis for the Project.

MMB shall be responsible for the provision of the following:

.. .

*

Assessment of market supply and demand for the products from the Project;

*

Details of historical and forecast copper, cobalt and zinc prices;

*

Description of marketing strategy;

*

Philosophy of product transportation and handling; and

*

Provision of the key parameters to be set for financial evaluation purposes (eg. Selling Prices and battery limits that the market can sustain).

4.2.29

LEGAL MATTERS, LEGISLATION AND DUTY

MMB shall be responsible for all lease, legal, tenure and security of title issues associated with the Project.  MMB shall make available to BATEMAN all information pertaining to taxes, depreciation, royalties and other pertinent charges associated with the Project.

4.2.30

PROJECT IMPLEMENTATION PLAN

BATEMAN will provide the following in the form of a Project Implementation Plan:

*

Project implementation philosophy including engineering, procurement, contracting and construction philosophy;

*

BATEMAN will tie the plan in with existing facilities in Santa Rosalia and the district;

*

Develop a project schedule for the Project activities from award of contract to completion of plant commissioning;

*

Preparation of a bar chart schedule of activities showing duration's and critical activities including design, procurement, contract award and commissioning;

*

Identify critical engineering and tender documentation required to achieve the Project program;

*

Prepare schedule of long lead items with appropriate delivery times;

*

Prepare construction manning schedule;

*

Prepare a freight tonnage schedule by place of origin; and

*

Prepare an occupation health and safety plan.

4.2.31

CAPITAL COST ESTIMATE

Based on preliminary design and work scopes described above, BATEMAN will compile a project capital cost estimate for the DFS inclusive of:

*

A capital cost estimate with an accuracy of –5% +15% for the DFS;

*

A Sustaining Capital Schedule for mobile equipment and fixed plant replacement or expansion;

*

Estimates for indirect costs including: EPCM, temporary facilities, first fills, insurance, commissioning, duties and taxes;

.. .

*

A description of the estimate basis;

*

A capital cost estimate by breakdown by facilities, equipment items, domestic freight; overseas freight, direct labour, construction equipment, contractors installation costs, spare components, foreign currency components and exchange rates; and

*

Contingency assessment and allocation commensurate with estimate accuracy.

4.2.32

OPERATING COST ESTIMATE

BATEMAN will compile a project operating cost estimate inclusive of:

*

Operating cost estimates with and accuracy of –5% +15%;

*

Contingency assessment and allocation commensurate with estimate accuracy;

*

The costs for the operation of each facility including operating labour, maintenance labour, consumables, maintenance supplies and administration costs;

*

Descriptions of estimate basis; and

*

Estimate by operating area, sub area and commodity.

4.2.33

FINANCIAL EVALUATION

On the client's instruction BATEMAN has made no allowances for the generation of an economic model for the Project.

It is expected that development of the model will be carried out by an independent consultant operating in close consultation with MMB.  A range of sensitivities should be conducted using the model as a base.

An economic Risk Assessment should be performed on the model employing Monte Carlo simulation and probability information derived from discussions with MMB and the various experts contributing to the Project.

Note that it is only required to evaluate the model for the major sensitivities such as selling price, escalation, exchange rates, operating costs and capital costs.  Typical results show the economic parameters such as IRR and NPV on a probability distribution "S" curve or bell curve or cash flow for the Project with one and two standard deviation halo lines.  This type of information enables investment decisions to be made with a better understanding of the probability of making and losing money on the Project.

The input data (e.g. the range of selling price and probability of achieving those prices) are key inputs and are best determined in consultation with MMB, BATEMAN and other experts with considered knowledge of the parameters.

.. .

4.2.34

PROJECT RISK ANALYSIS

BATEMAN, in conjunction with the various Consultants and MMB, will undertake a project risk analysis. This shall include quantitative economic risk analysis as described above.

4.2.35

FEASIBILITY STUDY DOCUMENT COMPILATION

BATEMAN will be responsible for assembling the DFS documentation as follows:

*

Incorporate studies carried out by Consultants including appropriate audit statements;

*

Review of the Executive Summary and other pertinent sections by a technical editor;

*

Preparation of a draft document for review by client personnel;

*

Management of the reproduction of copies of the DFS documentation.  The number of copies shall be agreed during the scoping study.

*

MMB will be responsible for the final approval of the document.

4.2.36

FINANCE FACILITATION

Information on BATEMAN's Finance Facilitation capabilities and our track record in this area are presented in Appendix E.

4.2.37

EXCLUSIONS

The budget estimate listed herein is an estimate only.  Greater definition will emerge during Phase 1 of the DFS.

The proposal makes no allowances for the following:

1.

Local government and Mexican or Canadian Taxes, customs fees or levies;

2.

Costs associated with accessing data, work results and reports held by persons other than MMB.  It assumes that electronic and hard copies are available either in Vancouver, Canada, or in Santa Rosalia, Mexico for review;

3.

Auditing of:

•

Work by Consultants in Geology and Resource Estimation; and

•

Work by MMB in Product Marketing, Legal and Project Commercial Aspects.

Allowance has only been included for review/auditing of new/additional work performed during the study.  All other work pertaining to the development of the DFS has been considered a review/audit in its own right;

1.

Certain costs associated with work by local sub-Consultants to assist BATEMAN and other Consultants as these will only be defined during the early stages of the Study.

.. .

2.

Additional drilling or site geological works other than those required for auditing and review purposes by the Geological Consultant;

3.

Encoding of data into modelling systems;

4.

Translation of data or reports (either from Spanish to English or English to Spanish).

BATEMAN shall not be responsible for the quality and accuracy of the work performed by Consultants or any of their sub-Consultants as these are beyond the scope of services and expertise offered by BATEMAN.  Such responsibility shall lie with the individuals concerned.  In order to achieve bankability wherein reliability of results is essential, independent audits and reviews by recognised experts shall be organised by BATEMAN and MMB.

The table overleaf summarises the Consultant situation.

.. .

Table  – Consultants

Element	Purpose	Consultants Proposed	Status
Drilling	Assumed none required.		Geology review and variography to determine adequacy of drilling for resource estimation for DFS.
Geology	Review, audit geology data, validate geological model for resources and resources estimation,	Consultant TBA	Assumed that all work required for DFS has been completed. Review of all geology data, procedures used, recoveries, assay procedures, storage and sampling procedures. Validate resources. Build Model
Geotechnical	Review testwork and analyses for civil earthworks	Consultant TBA	Assumed completed in previous work.
Hydrogeological Hydrological	Review, testwork, analyses, water resources estimates	Consultant TBA	Assumed completed in previous work.
Environmental	Baseline Study, development of EMP for closure and rehabilitation and EIA	CAM	70% of Base line work assumed completed in previous work. Complete and compile EIS.
Tailings Impound	Review criteria, design and update cost estimates	BATEMAN, Consultant TBA	Assumed completed in previous work. Tailings disposal review, design and document.
Mine Planning	Determine method, production levels, optimum mine plan & design, equipment, operating and capital costs, labour ore and waste handling.	Consultant TBA	Complete new mine plan based upon pit optimisation and set battery limits
Metallurgical	Testwork	BATEMAN	New work. Conduct testwork to validate PFS.
Process Engineering	Engineering for process plant, operating and capital costs.	BATEMAN	New work based upon PFS. Design and cost process plant. Documentation
Infrastructure	Review designs and concepts, update costs & document, excludes port facility described in Scope	BATEMAN, Consultant TBA	Assumed all work completed for DFS . Costs require update and resizing as required.
Logistics	Supply and dispatch of materials and fuels and metal products.	BATEMAN, Consultant TBA	Review of existing work for supply and dispatch issues and allowances.
Marketing and Sales	Position on costs curve, Forecasts on prices and demand	MMB, Brook Hunt ?	New work
Risk Analysis	Quantification and management of risks	BATEMAN	New work
Legal Aspects	Control of commercial risks	MMB	Assumed to be largely done plus ongoing/sustaining issues.
Financial Evaluation	Determination of Project Economics and viability	MMB, Consultant TBA, BATEMAN	New work
Finance Facilitation	Assistance with Finance Facilitation at the conclusion of the DFS	BATEMAN, MMB	New work
Documentation	Compilation of DFS	BATEMAN, all Consultants	New work, upon completion of DFS.

.. .

5

MANAGEMENT PROCEDURES

A preliminary Study Implementation Plan has been produced – see document  number ZAB406-00012 for detail.  This document contains important information relevant to all Study participants.

BATEMAN Management Procedures are designed to cover the following subjects:

•

Study Set-up

•

Study Management

•

Planning and Scheduling

•

Estimating and Cost Control

•

Engineering

•

Contracts and Contract Administration

•

Construction Site Management

•

Purchasing, Expediting and Inspection

•

Commissioning

•

Accounting and Administration

•

Study Close-out

The following summarises some key aspects that are relevant to all participants involved in the study, particularly the core Consultants.

5.1

STUDY MANAGEMENT

5.1.1

AUTHORITY LEVELS

Authority to commit funds for the Study will be governed by a project-specific procedure.  Only the DFS Study Manager has the authority to approve and commit funds except for the Consultant Co-ordinators who each have the authority to make financial commitments limited to the capped budgets set for their respective scopes of work.  Any commitments that are outside the approved budget require specific approval of the DFS Study Manager.

5.1.2

AUDIT TRAILS

The final study will be the subject of review by independent third parties.  A number of external reviews are planned and reinforces the need for the Study documentation to be of highly auditable standard with easy traceability of all outcomes back to their source.

It is possible that the Study files will re-use some files from previous studies.  In order to keep all study documents together and to facilitate auditability, the relevant documents are to be copied over into the Study files and marked with appropriate notes.

5.1.3

INTERFACES AND COMMUNICATIONS

The fact that there are a number of participants in the Study means that there are many interfaces.  BATEMAN as the managers of the Study are responsible for the effective management of the inter-relationships and interfaces between the parties involved.

.. .

In order to achieve the desired outcomes, the Study will be conducted as an integrated team involving all participants and stakeholders with formal lines of communication and responsibilities as shown in the organisation chart.  The team will meet regularly throughout the Study to exchange information, report progress, and discuss and resolve issues.  With regard to communications:

•

Team members at all levels will be encouraged to communicate directly with their counterparts in order to enable them to progress their work efficiently and effectively.

•

However, while frequent, informal communications are encouraged, all formal communications, (i.e. those that have the potential to significantly influence study outcomes), will be in writing.

•

All formal written study communications will be channelled through Consultant Co-ordinators.

•

The Consultant Co-ordinators will be responsible for conveying formal communications to BATEMAN and appropriate people internally and externally as quickly as possible;

•

BATEMAN will schedule regular meetings to bring the Consultant Co-ordinators together to report on progress and resolve issues that might arise.

•

The Consultant Co-ordinators will schedule regular internal meetings within their respective organisations for the same purpose, enabling reporting and issues to be 'rolled up' to BATEMAN quickly.

•

All telephone discussions that have the potential to influence the DFS outcome are to be recorded and if significant brought to the attention of the DFS Study Manager.

5.1.4

MEETINGS

A regular meeting schedule will be established at project kick-off, which will include as a minimum:

•

Internal co-ordination meetings, involving the BATEMAN study team on a routine, weekly basis throughout the study.

•

Consultant interface and project review meetings, involving Consultant Co-ordinators from the various sub-Consultants on a routine, weekly basis throughout the study.

There will also be other meetings that will be conducted in the course of the study, some on a routine basis, and others ad-hoc around specific issues.  All meetings will be minuted, with minutes circulated in English within three working days.  MMB will be invited to attend all meetings.

5.1.5

REPORTING

BATEMAN will compile a monthly report for issue to MMB on a routine basis, with reports being issued as follows:

•

BATEMAN's reports will be issued to MMB in English by the 12th day of each month.

•

Sub-Consultant’s reports will be issued to BATEMAN by the 9th of each month in English.

•

Timesheet summaries for all Consultants showing hours consumed for the previous period will be issued to BATEMAN each fortnight on Wednesdays.  The summaries will compare actual hours against budget and provide a forecast based on the estimated work outstanding.

•

Reports will be set out according to an agreed format.  The BATEMAN report will cover all sub consultants, whose reports will be structured in such a way as to streamline assembly of the report to MMB.

.. .

5.1.6

WORK BREAKDOWN STRUCTURE

The proposed WBS for the Study is based on the major areas of the process plant, infrastructure and utilities describing the Project and will be structured under the following major headings, each of which will be a major area of the Project as shown in the Study Report:

•

0000

Mining and Geology

•

1000

Process Plant

•

2000

Support Services

•

3000

Support Facilities

•

4000

Infrastructure

•

5000

Temporary Construction Facilities

•

6000

Indirect Costs

•

7000

Pre-production Costs

•

8000

Escalation and Contingency

•

9000

Other Costs and Expenses

A WBS for the Project implementation phase, similar to that shown above, will be developed in more detail during the Study and used for project implementation planning and estimating purposes.

5.1.7

COMMON SYSTEMS

To maintain compatibility of software systems, the following software will be used on the study:

•

Microsoft Word for all word processing requirements

•

Microsoft Excel for spreadsheets

•

Microsoft Project for project planning

•

AutoCAD Version 14 for drafting

5.1.8

OWNERSHIP OF DOCUMENTS

All documents produced as a part of the deliverables of the Study will become the property of MMB as deliverables of the Study.

5.2

PROJECT QUALITY PLAN

A Study Quality Plan (SQP), defining the procedures to be used to control project execution, the Project organisation, specific client requirements, and approved departures from the Standard Practice System, will be prepared for the Study.

Where the SQP also covers topics covered here, the SQP takes precedence.

Sub-consultants will be required to submit Study Quality Plans for their scopes of work.

5.2.1

STUDY QUALITY AUDITS

A schedule of Quality Audits will be established at the outset of the study, which will:

.. .

•

Cover regular scheduled audits into document control, engineering, procurement and estimating;

•

Include audits of Sub consultants;

•

Provide for audits to involve the Project Quality Engineer and the relevant functional managers.

5.2.2

DOCUMENT CONTROL

The Study will also be the subject of BATEMAN's Standard procedures with respect to document management, transmittals and emails.  The basic philosophy is that all documentation that is raised for the Study, whether it was generated during the Study or prior, belongs in the Study files as a correctly registered document.

5.2.3

CHANGE CONTROL

BATEMAN's standard Change Control Procedure will apply to work undertaken in the Study, including work undertaken by sub consultants:

•

Any changes in scope will be the subject of a Change Alert, which will bring the matter to the attention of the BATEMAN Study Manager.

•

If the change has a cost or schedule impact then it will be raised as a Scope Change Notice and submitted to MMB for approval along with an explanation of the circumstances, the cost and schedule impact.

•

Additional work or charges are not authorised without MMB and BATEMAN's specific approval.

•

A register of Change Alerts, Scope Change Notices and Approvals will be maintained.

5.2.4

LANGUAGE

All study documents will be prepared in English.

5.3

SAFETY AND ENVIRONMENTAL

5.3.1

SAFETY OVERVIEW

BATEMAN's objective during the Study will be to develop the culture and processes to ensure the safety and health of all employees and contractors.  In striving for that objective the following criteria will apply:

•

No business objective will take priority over safety and health.

•

All incidents and injuries are preventable both on and off the job.

•

Accountability for providing a safe working environment rests with each employee.

•

All individuals have the responsibility and accountability to identify and eliminate or manage risks associated with their workplace.

•

Legal obligations will be the minimum requirements of any safety and health standards.

•

All employees (including those of contractors) will be trained and equipped to have the skills and facilities to enable an injury free workplace.

Safety is the responsibility of each person involved with the Project, and every individual will be expected to play an integral part in its promotion and in the implementation of appropriate Safety Plans.

.. .

5.3.2

SAFETY PLANS

As the greater bulk of the work in the Study is office-based, it is not intended that a study-specific Safety Plan be prepared on the basis that standard operating practices within the consultant’s premises will suffice.  However, where the Study involves site activity, the responsible consultant or contractor will prepare a Safety Plan for the work.

Each contractor will be responsible for managing their own safety program, however, BATEMAN will review Safety Plans to ensure the minimum safety standards are met.  BATEMAN will also monitor and audit Consultants and contractors on site to ensure compliance with the Safety Plans.

Before any person will be permitted to work or move on the site unsupervised, they shall have attended the site induction course.

During the study, project-specific Safety Requirements will be developed so that study bidders can take any special requirements into account when submitting budget quotations.  A draft Safety Plan for the Project implementation phase is a deliverable of the study.

5.3.3

HAZOP

No HAZOP has been allowed for during the DFS.  It is felt it is more appropriate to conduct this analysis during the Project Implementation Phase.  However an internal "Preliminary Environmental & Hazard Review" has been scheduled and allowed for in the Budget Estimate.

5.3.4

COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS

In order to ensure that all areas of the Project are in compliance with the environmental requirements of the Project, the following actions are proposed:

•

At the outset, all relevant Consultants will be issued with the procedure that outlines the specific requirements that study participants need to be alert to in the conduct of their work.

•

At certain points throughout the design process design documents will be reviewed on a formal basis to test compliance with the environmental requirements.

•

In the event of any significant issues or fatal flaws being revealed by the reviews, the parties concerned will meet with MMB and the environmental Consultants to discuss the issues and agree alternative designs or mitigation measures.

•

All field activities will be undertaken in accordance with the established guidelines and procedures in place in Mexico.

5.4

ENGINEERING

5.4.1

DESIGN CRITERIA

The Project design criteria will be developed during the course of the study.

.. .

5.4.2

STANDARDS, SPECIFICATIONS AND DATA SHEETS

Baja California Sur, being a State of Mexico, is governed by the standards that apply in Mexico. Given that funding for the Project is likely to be of European or American origin it is important that globally accepted standards are met in certain areas particularly those of the resource estimation and the environment.  It has already been stated that the environmental study must meet the requirements or standards of the World Bank for example.  In essence the most appropriate standard (i.e. typically the higher of two options) will be used.

It is intended that documentation be of a consistent format and quality across all Consultants.  At the commencement of the study, it is intended that the Study Manager will discuss this topic with the Consultant Co-ordinators after which a policy will be agreed for the Study.

5.4.3

DESIGN REVIEW, VERIFICATION AND VALIDATION

The design processes used throughout the Study will be in accordance with BATEMAN's Study Quality Plan, and with Consultant's Quality Plans, which will be reviewed and approved by BATEMAN.

5.5

DRAWING OFFICE

5.5.1

DRAWING OFFICE PROCEDURES

It is intended that drawings be of a consistent format and quality across all Consultants.  At the commencement of the study, it is intended that the Study Manager will discuss this topic with the Consultant Co-ordinators after which a policy will be agreed for the Study.

5.6

PROCUREMENT AND CONTRACTING

5.6.1

PROCUREMENT AND CONTRACTING STRATEGY

The proposed procurement and contracting strategy for the Project is outlined below.  The ultimate contracting strategy adopted for the Project will unfold as the Study progresses and will be the subject of a range of factors including client input.

•

Mining area: owner mining although the mining studies will consider the possibility of mining by contractor.

•

Project civil works, including earthworks, dynamic compaction, piling, foundations, roadworks and drainage: generally on a schedule of rates basis administered by the EPCM contractor.

•

General packaging approach: vertical packages (above foundations) bid and awarded as lump sum turnkey contracts where possible.

•

As a general rule, BATEMAN will prepare the enquiry documentation to suppliers and contractors based on technical documentation prepared by core Consultants.  The relevant Consultants will participate in the evaluation process.  This general rule will not apply to the mining area, where tenders will be sought by the geology and mining consultant.

5.6.2

STUDY PRICING APPROACH

The following general approach will be used for obtaining prices for the study:

.. .

•

All equipment that forms part of the process plant equipment list will be issued to tender for budget pricing against data sheets and technical specifications that will be prepared as part of the study.  Typically, a minimum of three prices will be sought and equipment selections made according to the normal process of technical and commercial evaluation.

•

Tenders will be called for all vertical packages (such as the Sulphuric Acid Plant, the Power Plant and the H2S Plant), which will typically be issued to three suppliers against full technical and commercial documentation.  Normal technical and commercial evaluation processes will apply.

•

A similar tender process will apply for the pricing of bulk materials.

•

Where possible, work that is intended to be packaged into construction packages will be issued to suitably qualified and experienced construction contractors for competitive pricing or estimate verification.

Deviations from this approach will be will be subject to the approval of the DFS Study Manager.

5.6.3

BIDDERS LISTS

Where competitive bids are sought, they will be sent to a minimum of three bidders unless MMB approves a lesser number.  Bidders list for major packages are subject to client review.  Suppliers and contractors with previous experience in Mexico will be preferred.

5.6.4

COMMERCIAL CONDITIONS

Enquiries issued to suppliers and contractors during the Study will include BATEMAN's standard commercial conditions, revised as required to accommodate any special client or Mexican requirements.

5.6.5

TRANSPORT AND SHIPPING

The proposed approach to transport and shipping for the Project, which is subject to review during the Study, is as follows:

•

A clearance agent would be contracted to deal with traffic into Mexico.

•

Staging areas to consolidate loads as appropriate.

•

A transport company or companies would be contracted for the transport of purchased equipment items.

•

Supply and erect contractors would be responsible for their own transport but will operate through the Project clearing agent.

5.6.6

LONG LEAD ITEMS

As part of a procurement criticality analysis in the study, long-lead supply items (say over twelve month delivery items) will be identified in order to ensure that appropriate strategies are adopted in the execution phase to minimise their impact on ultimate construction completion.

5.6.7

PROCUREMENT PLANS

As part of the study, operating plans for procured items and construction contracts will be developed as part of the planning process for the construction phase.

.. .

5.7

CONSTRUCTION AND COMMISSIONING

There are no construction or commissioning activities in the Study stage but the Study does need to consider the construction issues in order to develop a complete project development plan.

5.7.1

CONSTRUCTION PHASE APPROACH

The approach to construction and commissioning in the Project phase currently anticipates:

•

the contracting strategy described above;

•

construction using experienced contractors, making maximum use of local labour where appropriate;

•

construction supervision by EPCM contractor;

•

commissioning by EPCM contractor with support from relevant suppliers and contractors.

5.7.2

SITE ESTABLISHMENT

The Study will need to consider the issues surrounding the establishment of facilities for the construction phase as they will form part of the Project execution plan.   The current plan is to have the site established as a mix of temporary and semi-permanent facilities.  The temporary facilities will be removed at the end of construction.

5.7.3

PERSONNEL ACCESS TO SITE

All site visits will be co-ordinated through MMB in Mexico City.

The BATEMAN Study Manager must be informed of travel plans prior to the visit to ensure that the visits are optimally discharged.

5.8

PLANNING

5.8.1

STUDY SCHEDULE PROGRESS CONTROL AND REPORTING

For the purposes of monitoring, reporting and controlling the progress of the study, BATEMAN will:

•

update the Study schedule on a monthly basis throughout the study;

•

provide earned value by consultant and for the total study;

•

highlight significant slippages and potential future delays so that remedial action can be implemented promptly;

•

include a bar chart summary of major activities and forecast completion for the major study elements which identifies major variances;

•

reforecast costs each month.

5.8.2

PROJECT IMPLEMENTATION PHASE

As part of the study, the Project Development Plan will be developed on an ongoing basis towards the end of the study.  The plan will:

•

Be structured according to the Project WBS developed during the study.

•

Cover the total scope of the Project facilities, including approvals, permitting and other activities that are outside of BATEMAN's scope so as to show all of the activities and important interdependencies of the Project.

.. .

•

Be broken down to show approvals, engineering, procurement, construction, commissioning and ramp-up for each major work package.

•

Include quoted deliveries from suppliers and quoted construction durations from contractors where available.

•

Incorporate a schedule contingency as a single item, which will be agreed between BATEMAN and MMB during the Study.

5.9

COST ESTIMATING

5.9.1

MATERIAL TAKE-OFFS

Consultants responsible for engineering design (in areas other than the process plant) will be responsible for material take-offs, which will be provided to BATEMAN for cost estimating.  Spot checks by QS will be performed as required.

The format and detail of the take-offs will be described by the Management Procedures.

5.9.2

CAPITAL COSTS

During the study, a capital cost estimate will be developed for the Project, which will form the basis of the Project Capital Budget.  The estimate will be assembled by BATEMAN using input from all Consultants (according to their respective scopes of work) and will:

•

Be assembled using a database system.

•

Use the Project WBS broken down to facility level.

•

Provide trade/commodity details at facility level.

•

Be capable of being rolled up into various summary levels and suitable for budget control during project implementation.

•

Cover all phases of the Project.

•

Incorporate quoted budget prices from contractors and suppliers where possible, which will have been quoted against the proposed conditions of contract for the Project.

•

Where quoted prices are not available, the estimate will be based on generated quantities and pricing based on industry experience.  Growth allowances will be included in each line item.

•

Include initial relocation and compensation costs where applicable.

•

Cover the total scope of the Project including Owners Costs.

•

Have spares, first fills, training and recruitment included.

•

Include estimated EPCM costs that will be generated from first principles based on deliverables, resource requirements, expenses etc.

•

Include all indirect costs, insurance and freight.

•

Incorporate a contingency as a single line item, which will be based on a calculated risk analysis of the total estimate, and provide backup in support of the assessed contingency.

•

Be estimated in the currency that is expected to be expended for each item, and ultimately be converted into US dollars at exchange rates that will be fixed at the time.

•

Have a reference date of July 2005 or as agreed.

•

Fall within an assessed accuracy of –5% +15% for the Project.

.. .

The mining consultant will prepare capital costs in the mining area.

The Capital Cost estimating criteria are to be agreed before estimating commences.

5.9.3

OPERATING COSTS

An operating cost estimate will be developed for input to the Financial Model.  The estimate will be prepared by BATEMAN using input from all Consultants (according to their respective scopes of work) and will:

•

Include mining cost estimates based on market enquiry.

•

Include the costs of co-generating the site wide power requirements.

•

Build up labour costs from first principles based on estimated resource levels and salary cost rates that are worked up in conjunction with MMB.

•

Include maintenance costs built up by area on the basis of the underlying equipment, using information gathered from suppliers and Consultants experience where appropriate.

•

Include consumable consumption built up by plant area on the basis of consumable type, consumption rates drawn from suppliers and consultant estimates.

•

Include materials and product handling costs built up by area on the basis of consultant estimates.

•

Include mobile equipment costs by equipment type on a running cost basis from information provided by suppliers.

•

Estimate water supply costs based on the plant water balance applied against operating costs for the desalination and demineralisation plants.

•

Include ongoing relocation and compensation plan costs.

•

Include provisions for sustaining capital.

•

Incorporate a contingency as a single line item, which will be based on a calculated risk analysis of the total estimate, and provide backup in support of the assessed contingency.

•

Be estimated in the currency that is expected to be expended for each item, and ultimately be converted into US dollars at exchange rates that will be fixed at the time.

•

Have a reference date of July 2005 or as agreed.

•

Fall within an assessed accuracy of –5% +15% for the Project

5.10

COST ENGINEERING

5.10.1

COST CONTROL AND REPORTING

.. .

For the purposes of monitoring, reporting and controlling the progress of the Study and expenditure against the budget, the Study budget will:

•

be updated on a monthly basis throughout the study;

•

show each sub-Consultant by person, with planned, actual, forecast hours and costs to go, and earned value;

•

be represented in tabular as well as S-curve format by sub-Consultant;

•

reflect Change Notices and Approvals.

This will be an internal report as part of BATEMAN's standard procedures for budget, cost and schedule control.

5.11

PROJECT ACCOUNTING

5.11.1

INVOICING AND PAYMENT

Invoicing and payment terms between BATEMAN and MMB are subject to final agreement and will form part of the Terms and Conditions of the Study Contract.

5.12

STUDY CLOSE-OUT

The Study Quality Plan will set down the close-out requirements, which will typically require:

•

the Study team to progressively compile study data relevant to their discipline;

•

the Study team to provide a report of their activities to the DFS Study Manager prior to departure from the Project; and

•

the Consultants and the DFS Study Manager to compile an overall closeout report for their respective portions of the scope.

6

STUDY TEAM

6.1

STRUCTURE

BATEMAN are proposing a study team that draws from the senior people involved in similar projects and from the personnel who have gained sufficient knowledge of the Boleo Project during the BATEMAN Pre-Feasibility Study of the Project.

The structure of the team is shown in Figure 6.1. (on following page) of particular note is the inclusion in the Study team of personnel with prior project experience.  Their inclusion will greatly assist in the development and operation of the Project.

.. .

Figure  – Organisation Chart

.. .

TEAM MEMBERS

The following are summary resumes of key personnel detailing the experience relevant to the Boleo Project.

Michael Holmes – Study Manager

Mr Holmes is a professional minerals processing engineer with fourteen years experience and expertise in the operation, evaluation and design of metallurgical processes pertinent to the copper, zinc, gold, diamond, coal, magnesite and chromite processing industries. Pertinent copper processing and design experience includes:

•

Project Manager on the Mt Gordon Conversion Project for Birla-Mt Gordon during 2003/2004.

•

Lead Process Engineer and Demonstration Plant Campaign Manager on the 100 000 t/a Angouran Zinc DFS in 2003.

•

Process Engineer and Project Engineer on the Sepon Copper Project Feasibility Study conducted with Oxiana Resources N.L. in 2002;

•

Process Engineer on the Cominco-Gibraltar JV Feasibility Study featuring the novel CESL high temperature, high pressure mixed chloride / sulphate autoclave copper leaching process during 2000,

•

An 11 month secondment to Mt Gordon Copper Operations with its whole ore, ferric sulphate autoclave leaching process as a metallurgical consultant with responsibility for plant optimisation, project implementation and production ramp-up during 1999 in the post commissioning era,

•

Commissioning Engineer Mt Gordon Copper Operations, late 1998.

Jim Smith – Project Sponsor & Technical Reviewer

Mr Smith has more than twenty-five years international mineral processing experience including research and development, plant management, process design, commissioning, consulting and marketing.

Prior to his relocation to Australia in 1993, Jim held the position of Process Design Director for BATEMAN where he was responsible for assignments undertaken in Guinea, Angola, Southern Africa, Ghana, Sierra Leone, Zaire, India and the Middle East.

In Australia he has been intimately involved in the technical review of numerous studies and projects including the Marlborough and Bulong Nickel Projects, the CESL-Gibraltar Copper project and the Sepon Copper Project in recent years.

Andy Clark – Project Director & Technical Reviewer

Mr Clark has over 28 years experience in the design and management of industrial,

mining, materials handling, chemical and petrochemical projects from feasibility studies through to commissioning and handover to the client.

His expertise is in civil/structural engineering.  He is a professional engineer and also a project management professional.

He has extensive international experience as a project manager, having worked on projects in South Africa, Zimbabwe, Israel, Venezuela, Germany, Uzbekistan, Tajikistan and Kazakhstan and is currently responsible for Project Implementation on projects conducted out of BATEMAN's Australian offices.

Tony Cau – Technical Reviewer

Tony Cau is the Business Line Manager – Base Metals responsible for the delivery of services associated described in this proposal.  Tony is a Senior Project Manager with over twenty years experience in mining, mineral processing and manufacturing.  Tony was the Project Manager responsible for delivery of the Mt Gordon Expansion Project on time and within budget.  This project provided Tony with substantial knowledge and experience associated with ferric leaching systems and hydrometallurgical process plant design and construction.

Ken Baxter – Process Manager, Copper

Ken's strength is in adding real value during the concept development and feasibility stage of project development.  His broad experience includes:

*

Principal Process Engineer for the Sepon Copper Project through the Due Diligence Study, Definitive Feasibility Study and Project Execution Phases.

*

Principle Process Engineer for the Boleo Project Due Diligence Study.

*

Principal Process Engineer for the Mt Gordon Project including specific responsibility for the conceptual and detail design of the autoclave and tank leach area.  Ken was also responsible for commissioning the plant.

*

Lead Process Engineer for the Beaconsfield Gold Project including design of bacterial oxidation tankage in terms of oxygen transfer and leach kinetics.

*

Lead Process Engineer for the cobalt bioleach plant feasibility study at Mount Isa Mines.

*

Lead Process Engineer for the Wiluma Bacterial Oxidation Plant.

*

Lead Process Engineer for the Birla-Nifty Copper Project expansion.

.. .

Steve Paikin – Engineering Manager & Senoir Mechanical Engineer

Results-oriented, hands-on engineer, metallurgist and project manager with over 20 years of expertise in all facets of the industry.  Verifiable treack record for the successful completion of multi-million dollar projects through coordinating disciplines, developing and maintaining partnerships, and building positive rapport with engineers, contractors, vendors and clients.  Well versed in contract and commercial negotiations, team leadership, organisational agility, business development, coordinating efforts and resources, and identifying market trends and opportunities.

•

Responsible Engineer (EPCM) for a US$60 million Pyrohydrolysis Process Plant on the Goro Nickel Project, as part of a US$1.4 billion hydrometallurgical nickel plant in New Caledonia.

•

Project Manager for the EPCM of a Brownfield's H2S Plant, currently under construction at the Queensland Nickel Refinery in Townsville.

•

Project Manager for the feasibility, basic engineering and EPCM of a high pressure acid leach pilot plant, currently operational at Oretest in Perth.

•

Completed tertiary qualifications in both Mechanical Engineering (Degree) and Metallurgical Engineering (Higher Diploma) disciplines.

•

Achieved recognition as Professional Engineer in both South Africa and Australia.

•

Management of an Engineering Department of 80 personnel over a 10 year period, involving the supervision of engineering, project, maintenance and construction related activities.

•

Management of personnel of different cultures, ethnic origins and varying skilled levels.

•

Working on site at the Port Kembla Copper Refinery (PKCR) as a Project Manager, project leading and managing construction of a number of high priority capital projects during a plant expansion.

Mike Bell – Senior Process Engineer

Mr Bell has 8 years of experience in process design, engineering, testing and development in the base metals industry. His areas of expertise are in electrowinning, solvent extraction and general hydrometallurgical operations.  He has recently come available from the Sepon Copper Project.

His experience includes testwork supervision, studies, new process development and commissioning for domestic and international clients. He also develops computer simulations for mass balances, simple thermal modelling and financial analysis of projects.  Specific SX experience includes:

*

Falconbridge Nikkelwerk, Norway – Study and testwork manager for cobalt SX expansion utilising BATEMAN Pulsed Columns.

*

Cominco, Canada – Testwork manager and senior process engineer for halide SX project utilizing BATEMAN Pulsed Columns.

*

Groupe Chimique Tunisien, Tunisia – Testwork Manager and Process Engineer for phosphoric acid SX project utilizing BATEMAN Pulsed Columns.

*

Impala Platinum, South Africa – Process engineer for testwork on cobalt SX project utilizing BATEMAN Pulsed Columns.

Greg Henderson – Process Engineer Milling

Greg is a Senior Process Engineer with fifteen years of experience in mineral processing, hydrometallurgical plant design, commissioning and production. He has in-depth experience in comminution circuit design and optimisation in over 140 assignments, including some of the largest in the region, with emphasis on computer modelling of AG/SAG circuits and ore characterisation.

 In addition, Greg has experience with sulphide flotation, pressurised elution circuits; due diligence studies and technical audits involving capital and operating costs evaluations, plant commissioning and optimisation, and metallurgical feasibility studies - primarily gold and silver, but with increasing exposure to base metals.

He has worked in operations management, project management, and in the process engineering and consulting fields.

Dave Mills – Civil/Structural Engineer

David Mills is a Senior Structural Design Engineer at BATEMAN Engineering with over fifteen years experience in civil and structural engineering across a wide range of manufacturing, minerals processing and infrastructure industries.

Relevant projects include:

*

Lead Structural Engineer for the design and construction management of a new SX/EW copper production facility at Mt Gordon Mine, Gunpowder Copper Project.

*

Senior Structural Engineer for the design & construction management of a major upgrade of the lead/zinc extraction facility at Mt Isa Mines, George Fisher Project.

*

Structural Engineer for a feasibility study and cost estimate for a copper concentrate smelter in North Queensland, Qsmelt.

*

Structural Engineer for concrete works associated with two new sugar mills in Vietnam.

*

Structural Engineer for the design of an upgrade on existing gold processing facility at Emperor Gold Crushing Plant, Fiji.

*

Structural Engineer for a major upgrade of a uranium processing plant at Olympic Dam.

Duncan Brebnor – Project Engineer/Estimator

Duncan Brebnor has over 25 years experience in the mining and minerals processing industry.  He has been involved in study management, project engineering and project management in gold, coal and diamonds, with emphasis on materials handling.

Duncan's relevant experience includes:

*

Project Manager for the dismantling and relocation of an SX/EW plant from Mt Isa to Mt Gordon.

.. .

*

Project Engineer for the feasibility study for a copper leach SX/EW plant in Spain.

*

Area Manager responsible for areas of the copper smelter upgrade for Mount Isa Mines.

*

Senior Project Engineer for the Feasibility Study for the concentrator upgrade for Western Mining Corporation’s Olympic Dam copper plant.

*

Project engineer responsible for the design and construction of numerous diamond and coal projects in Africa.:

.. .

7

STUDY SCHEDULE

We expect a study duration of 14 months from commencement of the DFS subject to test work duration and availability of bulk samples for metallurgical test work.  Attached in Appendix B is a draft schedule for discussion purposes.

7.1

STUDY PHASES AND REVIEWS

As previously described, study activities are divided into three main phases:

•

Phase 1 – Data Collection and Options Study Phase.  This essentially involves environmental base line studies, geological drilling (if required), geotechnical drilling, bulk sampling, metallurgical testing and flowsheet development and the option studies relating to the Port and the Sulphuric Acid production.  At the end of Phase 1, the Project development concepts would be fixed.  Phase 1 has a duration of around 6 months,

•

Phase 2 – Engineering Design Phase.  This phase is essentially a production exercise, where the Project facilities are designed and quantified prior to cost estimating.  Phase 2 has a duration of around 4 months.

•

Phase 3 – Report Preparation Phase.  This phase involves cost estimating, financial analysis and report writing, editing and publishing of the DFS.  Phase 3 has a duration of around 4 months.

A number of major reviews have been scheduled, during which MMB will have the opportunity to conduct a comprehensive review of study direction and progress.

Major reviews have been scheduled to take place around the following dates:

•

Early October 2004. A review of Process Concepts is proposed at the end of the Process Development Phase and the building of the MetSim model.

•

Late November 2004, which is approximately mid way through Phase 1 at a time when many of the options studies will have been completed and most of the fieldwork well advanced.

•

Early February 2005, which is timed for the end of Phase 1 at which time most of the fieldwork will have been completed (except environmental), as will metallurgical testing, and the process plant design flowsheet will have been developed along with the Project mass, energy and water balance.

•

Late May 2005, which is timed to coincide with the completion of the engineering design phase.

7.2

MAJOR MILESTONES

Major milestones include the following:

•

The delivery of the Bench Scale Testwork Report.  This report is of significance because it provides direction for the Pilot Campaign.

•

The delivery of the Pilot Plant Campaign Testwork Report.  The results of this report are of significance as they feed into the Design Criteria prior to producing the Rev B Flowsheets.

•

The production the Rev B Flowsheets which serve as the prelude to getting the other Engineering disciplines involved.  In effect, the Rev B Flowsheets form the basis of the Process Package.

•

The completion of the Plant Layout & General Arrangement Drawings.  This allows materials take-offs to be conducted enabling the Estimating function to commence.

•

Finalising the Estimate in early July 2005.

•

Delivery of the Draft Report in early August 2005.

7.3

CRITICAL PATH

The critical path, according to the Project Schedule Rev 19 June 2004, runs through the following activities:

•

Ensuring Geological and Mining Consultant input into the selection of suitable samples for the Bench Scale Testwork and the subsequent Pilot Plant Testwork.

•

Sample Delivery & the Pilot Plant Campaign.

•

The drafting of the Rev B P&IDs, after the results of the Pilot Plant Campaign have been incorporated in the Metallurgical Design.

•

Plant Layout and General Arrangement Drawings.

•

Material Take-offs (MTOs) for piping, steelwork & concrete.

•

The Project Estimating activity.

•

Producing the DFS Documentation.

.. .

8

COMMERCIAL

8.1

BUDGET ESTIMATE – DEFINITIVE FEASIBILITY STUDY

BATEMAN have offered a Budget Price of US$ 6 365 220  (six million, three hundred and sixty five thousand, two hundred and twenty dollars US).  This figure is broken down in the table below.

Note that a major assumption which affects both the Study Budget Estimate and the Study Schedule is that the process development will proceed smoothly without significant changes of direction being required. Once greater study definition has been achieved, more accurate costs, timings and allowances can be made for the work required for the delivery of a DFS.

The basis of the cost estimate is the various proposals provided to BATEMAN by numerous Consultants.  BATEMAN costs have been built up from a list of deliverables and tasks required to deliver the Study.  The exchange rate applied is AU$1.00 = US$0.70, the rate as at 10th June 2004.

Table  – Budget Estimate Summary (US$)

Description	Estimate (US$)
BATEMAN
• Metallurgy	$ 114,212
• Process Plant	$ 908,254
• Implementation and Estimate	$ 84,781
• Risk, Report Compilation	$ 78,165
• Study Management	$ 464,555
• Expenses	$ 162,142
Sub Total	$ 1,812,110
Consultants
• Geology	$ 50,624
• Geotechnical	$ 142,443
• Mining Engineering	$ 115,248
• Hydrology and Hydrogeology	$ 81,480
• Environmental	$ 369,404
• Tailings	$ 33,040
• Peer Review and Project Management	$ 128,128
• Travel and Disbursements	$ 171,563
• Project Infrastructure	$ 320,320
• Metallurgical Testwork	$ 2,252,437
• Audits & Reviews	$ 105,000
Sub Total	$ 3,769,687
Overall Sub Total	$ 5,581,796
Contingency	$ 783,000
Total	$ 6,365,220

Appendix A contains a detailed breakdown of the Budget Estimate.

8.2

REIMBURSEMENT

BATEMAN propose that the services are executed on a reimbursable basis consisting of the following components:

*

Standard home office expenses (specifically computers, monocolour printing, photocopying, domestic telephone and facsimile) at a rate of $6.00 per staffing hour expended.

*

Non-standard expenses (e.g. video conferencing and colour reproductions) at cost plus 5% to cover administration and handling.

*

Travel, accommodation, meals and incidental costs at the invoiced price to BATEMAN plus 5% to cover Administration and Handling.

*

Home office hours will generally be limited to 8 hours per day and 10 hours per day for work outside the home office. The BATEMAN Study Manager shall approve any additional hours.

*

The Study is to maintain a positive cash flow position at all times.  To effect this, MMB will be required to meet the Study Cashflow Call Forward, monthly in advance.  A financial reconciliation will be carried out monthly and included in the next Call Forward.  An estimate of the monthly cash flows for the Scope of Work outlined in this Proposal is shown in the figure below.

Figure  – Preliminary Study Cashflow (US$)

.. .

8.3

SCHEDULE OF RATES

The following is an indicative schedule of the rates used in producing the DFS Budget Estimate, in AU$.

Table  – Schedule of Rates

Position	Nominated	Rate (AU$)
Study Management
• Study Director	Andy Clark	200.00
• Study Sponsor	Jim Smith	200.00
• Study Manager	Michael Holmes	165.00
• Process Consultant	Ken Baxter	190.00
• Controls Manager	Chris Clough	155.00
• Design Manager	Steve Paikin	160.00
• Secretary	Barbara Blanch	52.00
Discipline Engineering Rates
• Lead Process Engineer	BATEMAN	145.00
• Process Engineer	Ken Gottliebsen / Mike Bell / David Nakon	120.00
• Jnr Process Engineer	Jenny Liddicoat	90.00
• Senior Instrument Engineer	Gerry Carter	120.00
• Senior Civil Engineer	Dave Mills	120.00
• Senior Structural Engineer	Dave Mills	120.00
• Senior Electrical Engineer	Gerry Carter	120.00
• Senior Mechanical Engineer	Steve Paikin	120.00
• D O Manager	Nigel Green	105.00
• Flowsheet Drafter	BATEMAN	75.00
• P&ID Drafter	BATEMAN	75.00
• Estimator / Scheduler	Duncan Brebnor	126.00
• Cost Controller	Chris Clough	150.00
• Senior Procurement/Contracts	BATEMAN	100.00
• Document Controller	BATEMAN	35.00
Reviewing Team
Reviewer	Steve Burks	200.00
Reviewer	Jim Smith	200.00
Reviewer	Andy Clark	200.00
Reviewer	Tony Cau	200.00

.. .

8.4

TERMS AND CONDITIONS OF ENGAGEMENT

BATEMAN shall execute the work utilising BATEMAN's Standard Terms and Conditions to be agreed between the parties.  Proposed Terms and Conditions are to be attached as Appendix C once they are agreed to by the client.  The terms and conditions will form the subject of a review at the Bateman Offices in Boksburg on the 24& 25 of June 2004.

8.5

VALIDITY

This proposal is valid for a period of sixty (60) days from the date of issue.

8.6

TAXES

This proposal does not make allowance for, nor include any taxes, charges, levies or fees applicable for the Study work defined herein under Canadian, Mexican or Australian laws.  Any such applicable costs shall be to the account of the Client.  Australian Goods and Services Tax is not applicable for work on projects outside of Australia.

8.7

LIMITATIONS STATEMENT

The provision of the services is subject to a "Limitations Statement" being included in all reports produced by BATEMAN.  The standard statement appears in Appendix D.

8.8

FINANCE FACILITATION

Appendix E contains some documentation referencing BATEMAN's experience in Cobalt, Copper and Zinc extraction processing, together with information on BATEMAN's Finance and Facilitation group.

.. .

9

APPENDIX – DETAILED BREAKDOWN OF BUDGET ESTIMATE

10

APPENDIX – DRAFT SCHEDULE OF WORK PROGRAM

.. .

11

APPENDIX – PROPOSED TERMS & CONDITIONS OF CONTRACT

.. .

12

APPENDIX – TYPICAL LIMITATION STATEMENT

.. .

Typical Limitations Statement

This study definition report or feasibility study report (“the Report”) has been prepared for MMB in accordance with the scope of services and the terms of reference both of which were defined by MMB in the contract with BATEMAN Engineering (Pty) Ltd for the purposes of determining the (details of purpose to be supplied).

 The Report is based on data, information and assumptions provided by MMB or other third parties on behalf of MMB.

Save as expressly set out in the Report, BATEMAN did not attempt to verify the accuracy or sufficiency of such data, information and assumptions and BATEMAN does not warrant or guarantee the correctness of such data, information assumptions nor any findings, observations and conclusions based upon such information data and assumptions, nor does it accept any responsibility or liability for the accuracy, sufficiency, reliability or validity of information, data and assumptions supplied by MMB or for any findings, observations and conclusions based upon such information, data and assumptions.

This Report has been prepared for the sole and exclusive use of MMB and BATEMAN accepts no liability whatsoever, to MMB or any other third party (organisation or person) to whom this Report is presented for any loss or damage arising from the use, reliance upon, or the interpretation of this Report or for any design, engineering or other work performed using this Report.  MMB indemnifies and holds BATEMAN free and harmless from and against any and all liability, claims and costs, including legal costs, arising from any unauthorised use of this Report by MMB or any third party.

.. .

13

APPENDIX- FINANCE FACILITATION CAPABILITY & RELEVANT COPPER & BASE METAL PROJECTS.

.. .

FINANCE FACILITATION CAPABILITY

BATEMAN brings with it over 80 years of successful equipment supply and completion of  engineering and construction projects throughout the world.  The company has offices in North America, Western Europe, Australia, Africa, Russia and the Middle East, and has carried out projects on every continent in the world.  BATEMAN has special expertise in transforming a nation’s natural resources such as minerals, gas, or oil into marketable products.

BATEMAN has set Project Management standards for achieving high quality, cost-effective engineering and construction of multi-disciplinary projects.  The company offers a full range of services, including feasibility studies, engineering services, procurement and construction activities, project management and facilitation of project finance.  BATEMAN is a leader in providing turnkey project solutions encompassing all the above-mentioned aspects of a successful engineering project.

The company has for some time now been taking advantage of its international reputation and experience in international finance planning to offer clients structured project finance services.  The company has the ability to successfully structure, negotiate and secure an optimum financial package to support international projects.

BATEMAN can carry out turnkey projects, which can include a comprehensive engineering and project finance solution.

First class engineering capabilities and extensive experience in the international arena provide the company with a number of distinct advantages when developing a project financing strategy:

•

BATEMAN provides clients with one point of contact when dealing with the various institutions and organisations necessary to embark on a large scale project and to obtain project financing packaging.

•

BATEMAN’s sole obligation is to the client.  It can take advantage of the company’s international reputation in world financial institutions to customise the best financial package from the various financial resources available in the market.

•

The advantages of a possessing a multi-lingual staff, cultural adaptability and world class professionals provide BATEMAN with an added advantage when gathering information. BATEMAN’s clients benefit from the strong engineering background that accompanies the finance facilitation during the Project evaluation and analysis stage.  After the viability of the Project is analysed and the Project’s requirements are examined, the BATEMAN team will detail the objectives of the optimum finance package.

The group excels in the optimisation of all parts of a project: Technical Package, Risk Management, Tax Planning and Project Finance.  Aspects of a project are examined individually before optimising the financial package for each individual client based on overall project costs, quality, schedule and operation.

Project finance is more than arranging sources of capital to finance a given project.  In addition to developing a finance package for a specific project, the professionals at BATEMAN also provide solutions for important issues such as the source and type of equipment to be used in the Project, risk management and reduced tax exposure, for example.

Before the start of any financed project, BATEMAN’s staff examine a range of criteria in order to assemble the optimal finance package, saving time and money for the client.  For example:

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Company type (public or private).

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Project type.

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Project securities.

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Technical and financial feasibility studies.

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Environmental aspects.

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World Bank limitations.

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Political/technical insurance.

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Funding types:

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Multilateral sources.

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Institutions/Banks for bilateral support and co-operation.

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Export credit agencies.

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Private commercial banks and similar organisations.

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Off-take agreements – take or pay, forward purchase.

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Capital market fund – commodity bonds, Euro-bonds, convertible debentures, private placements (Euro note programmes).

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Project finance.

Some recent examples of BATEMAN's Finance & Facilitation activities are as follows:

The Turkmenistan Natural Gas Infrastructure Project, which will allow Turkmenistan to transport and sell gas to external markets, required $180 million financing.  This was financed 100% by guarantees from the US Ex-Im, Czech EGAP and Israeli IFTRIC credit agencies.  The Project represents the first time that Ex-Im has agreed to finance a gas project in Turkmenistan.  It is also the first time that Ex-Im has entered into a joint financing project in Central Asia with IFTRIC and EGAP.

BATEMAN’s $100 million project for Tomskneft in Siberia for the turnkey supply of a large gas compression and treatment station, represents one of its largest financed project references to date. A significant factor contributing to the implementation of the Project was BATEMAN’s ability to successfully structure and secure a 100% financial package needed to finance the Project.  Financing was obtained by a co-finance agreement between the US Ex-Im Bank and Israel’s IFTRIC, the first of its kind, with input of other Western and Russian banks.  The Project was also the first to be financed under the Oil and Gas Framework Agreement between the Russian and the American Governments.

BATEMAN has a proven record in all types of project finance, including structured, export, trade and project finance.  Years of international experience grant BATEMAN the benefit of a global approach where all sources of finance are examined, internationally and locally.

Several successful projects, other than those above, have already been completed or are currently underway, proving the group’s abilities.

The £27 million ZISCO Project (Zimbabwe Iron and Steel Co.) in Zimbabwe, commissioned in 1996, for the construction of the world’s longest (15.6km) overland single flight troughed belt conveyor was jointly financed by the country of Zimbabwe, the South African CGIC and the British ECGD.  Ingenuity was required in order to arrange project financing, minimise project costs and to fulfil each country’s stipulations and benefit profiles.

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The ALROSA Aykhal and Nurba Projects in Yakutia (Siberia) were structured with South African CGIC guarantees to a first phase value of US$27 million.  This work involves a greenfields diamond mine feasibility study, a bulk processing plant and two major upgrades of existing factories. Commissioning of the first phase will be in the year 2000.

The Kasese Cobalt Project in Uganda, commissioned early in 1999, was structured with $60 million of financing from several international banks, backed by CGIC guarantees.

The Sangan Iron Ore Project in Iran, due to begin in early 2001, has been made possible by a specially structured finance package of $140 million put together by BATEMAN with both the Canadian EDC and the South African CGIC.

BATEMAN was involved in structuring a $70 million finance package for the Ecopol Project in Poland.

Other successful financing facilitations have been provided to projects in the Ukraine, Georgia (FSU), Karg Island, Honduras and the DRC (Zaire).  These again underline the depth of experience and expertise that BATEMAN can bring to bear on international projects where tax and financial structuring can bring substantial benefits to the client.

BATEMAN has established a sound reputation in its dealings with the major first class bank, for example, ABN AMRO, Standard Bank, ABSA Bank, BOE Investment Bank, Ing-Barings Bank, Barclays Bank, Exim Bank, IDC SA, Rothschilds and Natwest Bank.  Coupled with this profile are good relations with, and experience of dealing with the Credit Agencies in obtaining the political and commercial cover required for the Projects.  Some of the agencies BATEMAN has had business dealings with are CGIC (South Africa), EDC (Canada), ECGD (UK), IFTRIC (Israel), MITI (Japan), EGAP (Czech) and EXIM (Turkey).

BATEMAN believes that a project must contain the correct level and profile of financial and taxation structuring in order to optimise client benefits.

BATEMAN has utilised South African export finance on many projects over the years since first arranging finance for the Dwangwa sugar mill in Malawi, Central Africa, in 1976.  This can be greatly advantageous for projects, which wish to take advantage of competitive South African equipment, material and labour costs.

Through its activities, BATEMAN has built close personal and professional relationships with CGIC staff at all levels up to the CEO of CGIC.  Some of the export destinations that have been involved are Angola, Australia, Argentina, Brazil, China, Colombia, Chile, Egypt, Guatemala, Honduras, Hong Kong, Iran, Israel, Mozambique, Russia, Saudi Arabia, Thailand, Turkmenistan, Uganda, USA, Zimbabwe, Zambia and Zaire.

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RELEVANT COPPER AND BASE METALS PROJECTS

Project	Client	Year	Service Provided
Concentrate Leach Project	Erdenet Mining Corporation	2004	Scoping Study for the Erdenet Mine for a 170,000t/a copper cathode project using two stage autoclave leaching followed by SXEW to treat existing flotation concentrate.
Sepon Copper Project	Oxiana	2003	EPCM for the Sepon Copper Project for a 60,000t/a copper cathode project using atmospheric and autoclave leaching followed by SXEW.
Sepon Copper Project	Oxiana	2002	Feasibility Study for the Sepon Copper Project for a 60,000t/a copper cathode project using atmospheric and autoclave leaching followed by SXEW.
Gibraltar Copper Project	CESL	2001	Pre-Feasibility Study for a 25,000tpa copper leach SX/EW plant using the CESL high temperature high pressure chloride leach process.
Boleo Project Scoping Study	MMB	2001	Scoping study for a copper leach SX/EW plant in Laos.
Chambishi Cobalt Project	Chambishi Metals	2001

Refurbishment and modification of existing cobalt refining facility including neutralisation and iron removal circuit modifications, installation of new dewatering steps, and design of new zinc solvent extraction circuit.  Zambia.

Chambishi Metals Project	Anglovaal Mining	2001	EPC of a 40 MW DC arc smelter and associated works, Zambia.
Tail Gas Scrubbing Project, Tasmania	Pasminco Hobart Smelters	2000	Design and construction management of tail gas scrubbing system incorporating saltwater to scrub SO2 from refinery offgases in packed towers. Includes seawater pumping system.
MIM Albion Project	MIM Holdings Limited	2000	Study into the development of a demonstration plant utilising MIM Albion atmospheric leach process for low grade copper bleed streams.
Lady Loretta Project	Noranda Pacific Pty Ltd	2000

Undertaking of bankable feasibility study into development of fly-in fly-out mine in northwest Queensland.  Scope involved all aspects of the Project including mining, processing, infrastructure, power supply, environment and government interaction.

Labuk Copper Project, Malaysia	Leadstar Sdn Bhd	1999	Study and basic engineering of copper process plant incorporating oxidate chloride leaching, thickening, filtration and SX/EW and effluent treatment.
Potsgietersrust Concentrator	Anglo American Platinum	1998	EPCM contract to increase production to 5Mtpa of platinum group metals ore
Mt Gordon Expansion Project	Western Metals Limited	1998	EPCM for $93m low pressure autoclave leach, SX/EW plant to produce 44,000tpa of copper cathode.
Guelb Moghrein Copper/Gold Project	General Gold Resources	1997

Bankable feasibility study for the construction of facility to treat copper/gold refractory sulphide orebody.  Flowsheet comprised crushing, grinding, flotation, pressure oxidation, liquid/solid separation, copper SX/EW and cyanidation of residue.

Red Dome Gold Mine	Nuigini Mining	1997

Study into treatment options processing concentrates containing high arsenic.  Options considered included pressure oxidation, bacterial leaching, roast-acid-leach.  All were followed by copper SX/EW and cyanidation of the residue.

Yakabindie Nickel Project Stage 1	Dominion Mining Limited	1997

Detailed design of processing plant for nickel sulphide ores.  The flowsheet included pressure leaching, CCD, iron neutralisation, cobalt solvent extraction, nickel solvent extraction, cobalt precipitation, and nickel electrowinning.

Great Australia Copper Project, Queensland	Cloncurry Mining NL	1996	Design and construction of 5,500 tpa copper, heap leach, SX/EW plant. Scope encompassed heap design, all ponds and process plant.
Nickel/ Copper Refinery Upgrade	Impala Refineries	1996	Design and construction services for upgrading the Nickel Copper Refinery, including autoclave modifications and filtration equipment installation.
Hartley Platinum Project	BHP World Minerals	1996	EPCM for a 160,000tpm platinum/ nickel/copper concentrator, a smelter and base metal refinery and all surface infrastructure in Zimbabwe.
Empress Nickel Refinery	Rio Tinto (Zimbabwe)	1996	EPCM contract for a nickel/copper matte processing plant including matte milling, atmospheric leach, copper EW, nickel EW and neutralisation.
Sanyati Copper Mine Company	Munyati Mining	1995	EPC contract for a 5,000tpa heap leach SX/EW copper plant in Zimbabwe.

Endnotes

FGR PROJECT MANAGER

Bill Murray

MARKETING

Coordinator: Bill Murray

FINANCIAL MODELLING Coordinator: Bill Murray

BATEMAN STUDY SPONSOR

Jim Smith

PROJECT SECRETARY

tbd

BATEMAN STUDY MANAGER

Mike Holmes

BATEMAN PROJECT DIRECTOR

Andy Clark

DRAFTING

Nigel Green

PROJECT CONTROLS

Chris Clough

PROJECT ENGINEERING

Duncan Brebnor

PROCESS ENGINEERING

Ken Baxter

ENGINEERING DESIGN

Steve Paiken

INFRASTRUCTURE

TBA

Coordinator: Steve Paiken

GEOLOGY

Consultant - tbd

Coordinator: Tawn Albinson

GEOTECHNICAL & TAILINGS

Consultant - tbd

Coordinator: Tawn Albinsont

MINING

Consultant - tbd

Coordinator: Tawn Albinsont

ENVIRONMENTAL

CAM – Enrique Pablo-Durantes

Ordonez Professional – Manuel Moreno

Consultant - tbd

Coordinator: Tawn Albinson

BATEMAN TEAM

BATEMAN REVIEW TEAM

Internal:

Steve Burks

Andy Clarke

Tony Cau

External:

David Dreisinger

CONSULTANTS

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